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                                                                    EXHIBIT 10.2

                               CREDIT AGREEMENT


         THIS CREDIT AGREEMENT, dated as of August 31, 1998, is among GLOBAL INDUSTRIAL TECHNOLOGIES, INC., a Delaware corporation ("Global"), GPX Corp., a Nevada corporation ("GPX" and together with Global collectively, the "Borrowers" and each a "Borrower"), each of the banks or other lending institutions which is or may from time to time become a signatory or party hereto or any successor or permitted assignee thereof (each a "Bank" and, collectively, the "Banks"), CHASE BANK OF TEXAS, NATIONAL ASSOCIATION, a national banking association ("Chase"), as administrative agent for itself and the other Banks (in such capacity, together with its successors in such capacity, the "Administrative Agent"), BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, a national banking association, as documentation agent for itself and the other Banks (in such capacity, together with its successors in such capacity, the "Documentation Agent"), ABN AMRO BANK N.V., as co-agent for the Banks (in such capacity, together with its successors in such capacity, the "Co-Agent") and THE CHASE MANHATTAN BANK, a New York banking corporation, as auction administration agent for the Banks (in such capacity, together with its successors in such capacity, the "Auction Administration Agent").

                               R E C I T A L S:

         The Borrowers have requested the Banks to extend credit to the Borrowers in the form of revolving credit advances not to exceed an aggregate principal amount of Two Hundred Fifteen Million and No/100 Dollars ($215,000,000.00) at any time outstanding. The Borrowers have also requested the Banks to provide a procedure pursuant to which the Borrowers may designate that all of the Banks be invited to bid on an uncommitted basis on borrowings by the Borrowers scheduled to mature on or prior to the Termination Date. The Banks are willing to make such extensions of credit to the Borrowers upon the terms and conditions hereinafter set forth.

         NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

                                   ARTICLE I

                                  Definitions

         Section I.1. Definitions. As used in this Agreement, the following terms have the following meanings:

                  "Acquired Assets" means any assets (including the capital stock of any Person) acquired by either Borrower or any of the Subsidiaries pursuant to transactions of the type described in Section
         8.4 and Section 8.5.

                  "Additional Costs" has the meaning specified in Section 4.1.
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                  "Adjusted EBIT" means, for any period, the sum of (a)
         Consolidated Net Income for such period, plus (b) Consolidated Interest Expense for such period, plus (c) all Income Taxes of the Borrowers and the Subsidiaries for such period, plus (d) any non-cash write-offs relating to acquisitions or divestitures made during such period (but not more than $10,000,000 in the aggregate for such period), plus (e) nonrecurring costs actually incurred during such period for Synergy Events (as such term is defined in the definition of Consolidated EBITDA), provided such costs are described in reasonable detail on a schedule to the Compliance Certificate for such period, plus (f) all extraordinary losses for such period, minus (g) all extraordinary gains for such period.

                  "Adjustment Date" means each date on which a Compliance Certificate is due pursuant to Section 7.1(c) hereof(or if any such day falls on a day other than a Business Day, then on the next succeeding Business Day).

                  "Administrative Agent" is defined in the introduction to this Agreement.

                  "Administrative Questionnaire" means an administrative questionnaire in a form satisfactory to the Administrative Agent which each Bank shall complete and provide to the Administrative Agent, setting forth such relevant information as Administrative Agent may request regarding such Bank, including without limitation such Bank's Applicable Lending Office for each Type of Advance.

                  "Advance" means a Committed Advance or a Competitive Advance.

                  "Affiliate" means, as to any Person, any other Person (i) which directly or indirectly controls or is controlled by, or is under common control with, such Person, (ii) which beneficially owns 10% or more of the voting stock of another Person, (iii) of which 10% or more of the voting stock is owned by such Person; or (iv) that is an officer or director of such Person. A Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise.

                  "Agents" means, collectively, the Administrative Agent, the Documentation Agent, the Co-Agent and the Auction Administration Agent.

                  "Aken Debt" means the indebtedness of Magnesit werk Aken GmbH, which indebtedness is non-recourse to the credit of Global.

                  "Alternate Base Rate" means as of any date of determination, a rate per annum (rounded upwards, if necessary, to the nearest 1/16th of 1%) equal to the greater of (a) the Prime Rate in effect on such day, or (b) the sum of the Federal Funds Effective Rate in effect on such day plus one-half of one percentage point (0.5%). If for any reason the Administrative Agent shall have determined (which determination shall be prima facie

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

         correct) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability or failure after diligent effort of the Administrative Agent to obtain sufficient quotations in accordance with the definition of Federal Funds Effective Rate, the Alternate Base Rate shall be determined without regard to clause (b) of the first sentence of this definition, as appropriate, until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively, without notice to Borrowers.

                  "Anniversary Date" means each anniversary of the date of this Agreement.

                  "Applicable Committed Advance Rate" means: (i) during the period that a Committed Advance is a Floating Rate Advance, the Alternate Base Rate; and (ii) during the period that a Committed Advance is a Eurodollar Advance, the Eurodollar Rate plus the Applicable Percentage.

                  "Applicable Lending Office" means for each Bank and each Type of Advance, the lending office of such Bank (or of an Affiliate of such Bank) designated for such Type of Advance in the Administrative Questionnaire or such other office of such Bank (or of an Affiliate of such Bank) as such Bank may from time to time specify to the Borrowers and the Administrative Agent as the office by which its Advances of such Type are to be made and maintained.

                  "Applicable Percentage" means, for any day, (a) with respect to Eurodollar Advances which are Committed Advances, the margin of interest over the Eurodollar Rate that is applicable when any Applicable Committed Advance Rate based on the Eurodollar Rate is determined under this Agreement, and (b) with respect to commitment fees payable under Section 2.9, the commitment fee percentage that is applicable when any such commitment fee is determined under this Agreement. The Applicable Percentage is subject to adjustment (upwards or downwards, as appropriate) based on the ratio of Consolidated Funded Debt to Consolidated EBITDA. Effective as of each Adjustment Date, the Applicable Percentage shall be adjusted to reflect the Applicable Percentage prescribed below for the ratio of Consolidated Funded Debt to Consolidated EBITDA as demonstrated by the most recently delivered Compliance Certificate:

           Ratio of Consolidated Funded       Applicable Margin       Applicable
           Debt to Consolidated EBITDA          for Committed         Commitment
                ----------------------            Eurodollar              Fee
                                                   Advances               ---
                                                   --------

           Less than 2.50 to 1.00                     1.00%                0.25%

           Greater than or equal to 2.50 to           1.25%                0.25%
           1.00 but less than 3.00 to 1.00

           Greater than or equal to 3.00 to           1.50%               0.375%
           1.00

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           Ratio of Consolidated Funded       Applicable Margin       Applicable
           Debt to Consolidated EBITDA          for Committed         Commitment
                ----------------------            Eurodollar              Fee
                                                   Advances               ---
                                                   --------

           but less than 3.50 to 1.00

           Greater than or equal to 3.50 to           1.75%               0.375%
           1.00 but less than 4.00 to 1.00

           Greater than or equal to 4.00 to 1.00      2.00%                0.50%

         The Applicable Percentage shall be 1.75% for Eurodollar Advances which are Committed Advances and 0.375% for commitment fees from the date hereof until the first Adjustment Date after the date hereof that the Compliance Certificate demonstrates a change in the ratio of Consolidated Funded Debt to Consolidated EBITDA to an amount so that another Applicable Percentage shall be applied. After each adjustment of the Applicable Percentage in accordance herewith, the new Applicable Percentage shall apply until the next Adjustment Date that the Compliance Certificate demonstrates a change in the ratio of Consolidated Funded Debt to Consolidated EBITDA to an amount so that another Applicable Percentage shall be applied. Each adjustment of the Applicable Percentage shall be made by the Administrative Agent as of the date the Borrowers deliver a Compliance Certificate demonstrating a change in the ratio of Consolidated Funded Debt to Consolidated EBITDA; provided, however, that upon the request of the Administrative Agent, the Borrowers must provide additional information to demonstrate to the reasonable satisfaction of the Administrative Agent the required applicable ratio. If the Borrowers fail to provide sufficient additional information upon the request of the Administrative Agent to support the adjustment to a lower Applicable Percentage, the Applicable Percentage shall be retroactively adjusted to the higher Applicable Percentage as of the immediately preceding Adjustment Date. If the Borrowers fail to furnish to the Administrative Agent any Compliance Certificate within five (5) days after the date required by this Agreement, then the maximum Applicable Percentage shall apply from the date the Compliance Certificate was due until the Borrowers furnish the required Compliance Certificate to the Administrative Agent. Notwithstanding the foregoing, if the Borrowers later furnish the required Compliance Certificate which demonstrates to the reasonable satisfaction of the Administrative Agent that a lower Applicable Percentage should apply, the Applicable Percentage shall be retroactively adjusted to the lower Applicable Percentage as of the immediately preceding Adjustment Date.

                  "Asset Disposition" has the meaning specified in Section 8.3.

                  "Assignment and Acceptance" means an assignment and acceptance entered into by a Bank and its assignee and accepted by the Administrative Agent pursuant to Section 12.6, in substantially the form of Exhibit "I" hereto.

                  "Auction Administration Agent" is defined in the introduction to this Agreement.

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                  "Bank" and "Banks" are defined in the introduction to this
         Agreement.

                  "Business Day" means (a) any day on which national banks in Dallas, Texas are open for the conduct of commercial banking business, and (b) with respect to all borrowings, payments, Conversions, Continuations, Interest Periods, and notices in connection with each Eurodollar Advance, any day which is a Business Day described in clause
         (a) above and which is also a day on which dealings in Dollar deposits are carried out in the Eurodollar interbank market referred to by the Administrative Agent to determine the Eurodollar Rate for such Eurodollar Advance.

                  "Capital Expenditures" means, for any period, all expenditures (whether paid in cash or accrued as a liability, including the portion of Capital Lease Obligations originally incurred during such period that are capitalized for the consolidated balance sheet of the Borrowers) by the Borrowers and their Subsidiaries during such period that, in conformity with GAAP, are included in "capital expenditures," "additions to property, plant or equipment" or comparable items in the consolidated financial statements of the Borrowers.

                  "Capital Lease Obligations" means, as to any Person, the obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real and/or personal property, which obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP. For purposes of this Agreement, the amount of such Capital Lease Obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

                  "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time.

                  "Closing Date" means the effective date of this Agreement.

                  "Code" means the Internal Revenue Code of 1986, as amended, and the regulations promulgated and rulings issued thereunder.

                  "Commitment" means, as to each Bank, the obligation of such Bank to make Committed Advances pursuant to Section 2.1 in an aggregate principal amount at any time outstanding up to but not exceeding the amount set forth opposite the name of such Bank on the signature pages hereto under the heading "Commitment", as such amount may be reduced pursuant to Section 2.10 or terminated pursuant to Section 2.10 or
         Section 10.2 or otherwise.

                  "Commitment Letter" means that certain commitment letter agreement dated August 28, 1998, among Global, Chase and Chase Securities Inc.

                  "Committed Advance" means an advance of funds by the Banks or any one of them to a Borrower pursuant to Section 2.5.

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                  "Committed Advance Request" means a certificate, in
         substantially the form of Exhibit "B-1" hereto, completed and signed by the Borrowers requesting a Committed Advance.

                  "Committed Note" means a promissory note executed by the Borrowers pursuant to Section 2.2, payable to the order of a Bank, in substantially the form of Exhibit "A-1" hereto, and all extensions, renewals, and modifications thereof.

                  "Competitive Advance" means an advance of funds by the Banks or any one of them to a Borrower pursuant to the bidding procedure described in Section 2.6.

                  "Competitive Bid" means an offer by a Bank to make a Competitive Advance pursuant to Section 2.6.

                  "Competitive Bid Rate" means, as to any Competitive Bid made by a Bank pursuant to Section 2.6, (i) in the case of a Eurodollar Advance, the Margin (which will be added to or subtracted from the Eurodollar Rate), and (ii) in the case of a Fixed Rate Advance, the fixed rate of interest, in each case, offered by the Bank making such Competitive Bid.

                  "Competitive Bid Request" means a request for Competitive Bids made by the Borrowers pursuant to Section 2.6 substantially in the form of Exhibit "B-2".

                  "Competitive Note" means a promissory note executed by the Borrowers in accordance with Section 2.2 payable to the order of a Bank, in substantially the form of Exhibit "A-2" hereto, and all extensions, renewals, and modifications thereof.

                  "Competitive Reduction" is defined in Section 2.1.

                  "Compliance Certificate" means a completed certificate of the chief executive officer, chief financial officer, corporate controller or treasurer of the Borrowers, in the form of Exhibit "D" hereto.

                  "Consolidated Capitalization" means, for any period, the sum of (a) Consolidated Funded Debt, plus (b) Consolidated Net Worth.

                  "Consolidated EBITDA" means, for any period, the sum of the following, calculated on a consolidated basis for Global and its Subsidiaries without duplication: (a) the amount of Consolidated Net Income for such period (whether positive or negative), plus (b) (to the extent actually deducted in calculating Consolidated Net Income) Consolidated Interest Expense (including the interest portion of Capital Lease Obligations), Income Taxes, depreciation, amortization, and other noncash charges, plus (c) losses (or minus gains) from the sale of fixed assets not in the ordinary course of business and other extraordinary or nonrecurring items, plus (d) nonrecurring costs actually incurred during such period for Synergy Events (as such term is defined below), such as costs for facility closures or terminated personnel, provided such costs are described in reasonable detail on a schedule to the Compliance Certificate for such period, less (e) dividends declared and paid to any Person other than a Borrower or a Guarantor; provided that with respect to Acquired Assets Global shall prepare historical financial statements for the period from the beginning of the period for which Consolidated EBITDA is being calculated to the time of the acquisition of such Acquired Assets as if the Borrowers or the Subsidiaries owned the Acquired Assets from the beginning of the period for which Consolidated EBITDA is being calculated (it being understood such statements may contain (x) adjustments to reflect cost savings (annualized based on actual cost savings during such period after the date of such acquisition) due to actions or measures which have actually been taken to address factors such as overlapping functions and/or personnel resulting from such acquisition (such actions and measures being herein referred to as "Synergy Events"), as described in reasonable detail on a schedule to the Compliance Certificate for such period, and (y) such other adjustments as may be agreed to by the Required Banks) relating to Acquired Assets (other than costs for Synergy Events).

                  "Consolidated Funded Debt" means, at any particular time, the sum of the following, calculated on a consolidated basis for Global and its Subsidiaries in accordance with GAAP, without duplication: (a) all obligations for borrowed money (as a direct obligor on a promissory note, bond, debenture or other similar instrument), plus (b) all Capital Lease Obligations (other than the interest component of such obligations), plus (c) all obligations for the deferred purchase price of property excluding (i) trade accounts payable of such Person arising in the ordinary course of business, (ii) any such obligations which are non-recourse to the credit of the Borrowers, and (iii) obligations for earn-out payments which are contingent on performance in connection with the acquisition of a business.

                  "Consolidated Interest Expense" means, for any period, the aggregate interest expense of Global and its Subsidiaries, as determined in accordance with GAAP.

                  "Consolidated Net Income" means, for any period, all amounts which, in conformity with GAAP, would be included under net income on a consolidated income statement of Global and its Subsidiaries.

                  "Consolidated Net Worth" means, at any particular time, all amounts which, in conformity with GAAP, would be included as stockholder's equity on a consolidated balance sheet of Global and its Subsidiaries.

                  "Consolidated Tangible Net Worth" means Consolidated Net Worth, less (a) any goodwill, including any amounts, however designated, that represent the excess of the purchase price paid for assets or stock over the value assigned thereto, (b) patents, trademarks, trade names, and copyrights, and (c) all other assets which are properly classified as intangible assets in conformity with GAAP.

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

                  "Continue", "Continuation", and "Continued" shall refer to the continuation pursuant to Section 2.7 of a Eurodollar Advance which is a Committed Advance from one Interest Period to the next Interest Period.

                  "Contribution and Indemnification Agreement" has the meaning specified in Section 5.1(h).

                  "Convert", "Conversion", and "Converted" shall refer to a conversion pursuant to Section 2.7 or Article IV of one Type of Advance into another Type of Advance.

                  "Debt" means as to any Person at any time (without duplication): (a) all obligations of such Person for borrowed money,
         (b) all obligations of such Person evidenced by bonds, notes, debentures, or other similar instruments, (c) all obligations of such Person to pay the deferred purchase price of property or services, excluding trade accounts payable of such Person arising in the ordinary course of business, (d) all Capital Lease Obligations of such Person (excluding the interest component of such Capital Lease Obligations),
         (e) all Debt or other obligations of others Guaranteed by such Person, but only to the extent Guaranteed, (f) all obligations secured by a Lien existing on property owned by such Person, whether or not the obligations secured thereby have been assumed by such Person or are non-recourse to the credit of such Person, (g) all reimbursement obligations of such Person (whether contingent or otherwise) in respect of letters of credit, bankers' acceptances, surety or other bonds and similar instruments, and (h) all termination liabilities of such Person in respect of any Plan which is terminated.

                  "Default" means the occurrence of an event or condition which with notice or lapse of time or both would become an Event of Default.

                  "Default Rate" means the lesser of (a) the Maximum Rate or (b) the sum of the Alternate Base Rate in effect from day to day plus two percent (2%).

                  "Dollars" and "$" mean lawful money of the United States of America.

                  "Eligible Assignee" means any commercial bank, savings and loan association, savings bank, finance company, insurance company, mutual fund, or other financial institution (whether a corporation, partnership, or other entity) acceptable to the Administrative Agent.

                  "Environmental Actions" means:

                  (a) any complaint, claim (whether absolute or contingent, matured or unmatured), citation, demand, inquiry or inquiries, notice of violation, correspondence, report, action, assertion of potential responsibility, lien, encumbrance, or proceeding (whether formal or informal), brought or issued by any Governmental Authority which relates to any of the following:

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

                       (i)      Environmental Laws;

                       (ii)     public health risks;

                       (iii) the environmental condition of any real property that at any time was, is or hereafter will be owned, leased, operated or otherwise used or controlled by either Borrower or any of the Subsidiaries (the "Premises"), or any portion thereof, any property near the Premises, or any property at which either Borrower or any of its Affiliates is conducting or has conducted operations (including actual or alleged damage or injury to wild life, biota, air, surface or subsurface soil or water, or other natural resources); or

                       (iv) the use, exposure, Release, generation, manufacture, transportation to or from, handling, storage, treatment, recycling, reclamation, reuse, emission, disposal or presence of any Hazardous Material either on the Premises, any adjacent property or any property to which either Borrower or any of the Subsidiaries is conducting or has conducted operations, or the transportation of any Hazardous Material by either Borrower, any of the Subsidiaries or any of their respective agents, employees, consultants, or independent contractors for sale, treatment, storage, recycling, reclamation, reuse or disposal;

                  (b) any violation or claim of violation by either Borrower or any of the Subsidiaries of any Environmental Laws;

                  (c) any Lien for damages caused by, or the recovery of any costs incurred for the investigation, remediation or cleanup of, any Release or threatened Release of any Hazardous Material; or

                  (d) any complaint, claim (whether absolute or contingent, matured or unmatured), citation, demand, action or proceeding (whether formal or informal), brought in connection with or otherwise regarding the destruction or loss of use of property, or the injury, illness or death of any officer, director, employee, agent, representative, tenant or invitee of either Borrower or any of the Subsidiaries or the injury, illness or death of any other Person, in each case arising from or relating to any of the matters described in clauses (i) through (iv), inclusive, of subsection (a) of this definition.

                  "Environmental Laws" means:

                  (a) any federal statute, law, code, rule, regulation, ordinance, order, standard, permit, license or requirement (including consent decrees, judicial decisions and administrative orders), together with all related amendments, implementing regulations and reauthorizations, pertaining to the protection, preservation, conservation or regulation of the environment, including (without limitation): CERCLA; RCRA; the Toxic Substances Control Act, 15 U.S.C. ss.2601 et seq.; and the Clean Air Act, 42 U.S.C. ss.7401 et seq.; and

                  (b) any state or local statute, law, code, rule, regulation, ordinance, order, standard, permit, license or requirement (including consent decrees, judicial decisions and administrative orders), together with all related amendments, implementing regulations and reauthorizations, pertaining to the protection, preservation, conservation or regulation of the environment.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations and published interpretations thereunder.

                  "ERISA Affiliate" means any corporation or trade or business which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as either Borrower or any Subsidiary or is under common control (within the meaning of Section 414(c) of the Code) with either Borrower or any Subsidiary.

                  "Eurodollar Advances" means Advances the interest rates on which are determined on the basis of the rates referred to in the definition of "Eurodollar Rate" in this Section 1.1.

                  "Eurodollar Rate" means, for any Eurodollar Advance for any Interest Period therefor, an interest rate per annum determined by the Administrative Agent at or before 10:00 a.m. (Dallas time) (or as soon thereafter as practicable) two Business Days before the first day of such Interest Period, by dividing: (i) the rate per annum equal to the annual rate of interest shown on the appropriate reference page of Reuters America, Inc. for a period equal to such Interest Period, or if such page is not available, the annual rate of interest shown on the Bloomberg Screen British Banker's LIBOR Fixing for a period equal to such Interest Period, or if neither of the foregoing is available, the rate per annum determined by the Administrative Agent to be the rate per annum at which deposits of Dollars are offered by the Principal Office of the Administrative Agent to first class banks in the interbank Eurodollar market selected by the Administrative Agent for a period equal to such Interest Period and in an amount substantially equal to the amount of such Eurodollar Advance during such Interest Period; by (ii) Statutory Reserves.

                  "Event of Default" has the meaning specified in Section 10.1.

                  "Extension Request Form" has the meaning specified in Section 2.12.

                  "Federal Funds Effective Rate" means, for any day, the rate per annum determined by the Administrative Agent to be equal to the weighted average of the rate on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, New York, or if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the

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         Administrative Agent from three Federal Funds brokers of recognized standing selected by the Administrative Agent in its sole discretion. The determination by the Administrative Agent of the rate of interest per annum provided above shall be conclusive absent manifest error.

                  "Fee Letter" means that certain fee letter agreement dated August 28, 1998 among Global, Chase and Chase Securities Inc.

                  "Fixed Rate Advance" means any Competitive Advance made by a Bank pursuant to Section 2.6 based upon an actual percentage rate per annum offered by such Bank, expressed as a decimal (to no more than four decimal places), and accepted by the Borrowers.

                  "Floating Rate Advances" means Advances that bear interest based upon the Alternate Base Rate.

                  "GAAP" means those generally accepted accounting principles as in effect in the United States of America from time to time, subject to
         Section 1.3.

                  "Governmental Authority" means any nation or government, any state or political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory, or administrative functions of or pertaining to government.

                  "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (b) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect the obligee against loss in respect thereof (in whole or in part), provided that
         (i) the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business, and (ii) any such agreement by Global constituting a closing condition to an asset purchase by any Subsidiary of Global shall not constitute a Guarantee for purposes of this definition. The term "Guarantee" used as a verb has a corresponding meaning.

                  "Guarantors" means all of the Material Subsidiaries of the Borrowers as of the Closing Date and each other Subsidiary that at any time executes a Guaranty Agreement in favor of the Agents and the Banks. As used herein, the term "Guarantors" shall not include the Borrowers.

                  "Guaranty Agreement" means the Guaranty Agreement in substantially the form of Exhibit "E-1" hereto, dated the date hereof and executed by each of the Guarantors, as the same may be amended, modified, or supplemented from time to time.

                  "Hazardous Material" means (a) any "hazardous substance" as defined by CERCLA, and including the judicial interpretation thereof;
         (b) any "pollutant or contaminant" as defined in 42 U.S.C. ss. 9601(33); (c) any material now defined as "hazardous waste" by RCRA;
         (d) any petroleum product, including crude oil and any fraction thereof; (e) natural gas, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel; (f) any "hazardous chemical" as defined pursuant to 29 C.F.R. Part 1910; (g) any radioactive material, including any source material, special nuclear material or byproduct material as defined at 42 U.S.C. ss.2011 et seq., and any amendments thereto and reauthorizations, thereof; and (h) any other substance, regardless of physical form, that is regulated under any Environmental Laws.

                  "Income Taxes" means federal, state, local and foreign income taxes.

                  "Interest Coverage Ratio" means, as of the last day of any fiscal quarter of Global, the ratio of (a) Adjusted EBIT for the 12-month period ending on such date to (b) Consolidated Interest Expense for the 12-month period ending on such date.

                  "Interest Period" means (a) with respect to any Eurodollar Advance, each period commencing on the date such Advance is made or Converted from a Floating Rate Advance or, in the case of each subsequent, successive Interest Period applicable to a Eurodollar Advance, the last day of the next preceding Interest Period with respect to such Advance, and ending on the numerically corresponding day in the first (1st), second (2nd), third (3rd), or sixth (6th) calendar month thereafter, as the Borrowers may select as provided in
         Section 2.5 or 2.6 hereof, except that each such Interest Period which commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month, and (b) with respect to any Fixed Rate Advance, the period commencing on the date of such Advance and ending on the date specified in the Competitive Bid in which the offer to make the Fixed Rate Advance was extended; provided that each such period shall have a duration of not less than seven calendar days nor more than 360 calendar days. Notwithstanding the foregoing: (a) each Interest Period which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day (or, if such succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day); (b) any Interest Period which would otherwise extend beyond the Termination Date shall end on the Termination Date; (c) no more than ten (10) Interest Periods for Eurodollar Advances shall be in effect at the same time; and (d) no Interest Period for any Eurodollar Advances shall have a duration of less than one (1) month and, if the Interest Period for any Eurodollar Advances would otherwise be a shorter period, such Advances shall not be available hereunder.

                  "Lien" means any lien, mortgage, security interest, tax lien, financing statement, pledge, charge, hypothecation, assignment, preference, priority, or other encumbrance of any kind or nature whatsoever (including, without limitation, any conditional sale or title retention agreement), whether arising by contract, operation of law, or otherwise, for the purpose, or having the effect, or protecting a creditor against loss or securing the payment or performance of an obligation.

                  "Loan Documents" means this Agreement and all promissory notes, guaranties, and other instruments, documents, and agreements executed and delivered pursuant to or in connection with this Agreement, as such instruments, documents, and agreements may be amended, modified, renewed, extended, or supplemented from time to time.

                  "Margin" means, as to any Competitive Bid made by a Bank relating to a Eurodollar Advance, the margin (expressed as a percentage rate per annum in the form of a decimal to no more than four decimal places) to be added to or subtracted from the Eurodollar Rate for any such Eurodollar Advance in order to determine the interest rate acceptable to such Bank with respect to such Eurodollar Advance.

                  "Material Adverse Effect" means any set of one or more circumstances or events which, individually or collectively, could reasonably be expected to result in any material and adverse effect on the business, condition (financial or otherwise), operations, prospects, or properties of the Borrowers and the Subsidiaries on a consolidated basis.

                  "Material Subsidiaries" means, collectively, the Subsidiaries listed on Schedule 3 hereto which are designated as Material Subsidiaries on the Closing Date, together with any other Subsidiary that guarantees the debt described in Section 8.1(c) and any other Subsidiary which the Administrative Agent deems to be a Material Subsidiary pursuant to Section 7.11 hereof. "Material Subsidiary" means any one of the Material Subsidiaries.

                  "Maximum Rate" means, at any time, the maximum rate of interest under applicable law that the Banks may charge the Borrowers. The Maximum Rate shall be calculated in a manner that takes into account any and all fees, payments, and other charges in respect of the Loan Documents that constitute interest under applicable law. Each change in any interest rate provided for herein based upon the Maximum Rate resulting from a change in the Maximum Rate shall take effect without notice to the Borrower at the time of such change in the Maximum Rate. For purposes of determining the Maximum Rate under Texas law, the applicable rate ceiling shall be the indicated rate ceiling described in, and computed in accordance with, Article 5069-1D.001, et seq., Vernon's Texas Civil Statutes.

                  "Moody's" means Moody's Investors Service, Inc.

                  "Multiemployer Plan" means a multiemployer plan defined as such in Section 3(37) of ERISA to which contributions have been made by either Borrower or any Guarantor or any ERISA Affiliate and which is covered by Title IV of ERISA.

                  "Net Proceeds" from any issuance, sale or other disposition of any shares of equity securities (or any securities convertible or exchangeable for any such shares, or any rights, warrants, or options to subscribe for or purchase any such shares) means the amount equal to
         (a) the aggregate gross proceeds of such issuance, sale or other disposition, less (b) the following: (i) placement agent fees, (ii) underwriting discounts and commissions, (iii) bank and other lender fees, and (iv) legal and accounting fees and other expenses payable by the issuer in connection with such issuance, sale or other disposition.

                  "Note" means a Competitive Note or a Committed Note.

                  "Notes" means, collectively, all of the Competitive Notes and all of the Committed Notes.

                  "Obligated Party" means any Guarantor or any other Person who is or becomes party to any agreement that guarantees or secures payment and performance of the Obligations or any part thereof.

                  "Obligations" means all obligations, indebtedness, and liabilities of the Borrowers, or either of them, to the Agents and the Banks, or any of them, arising pursuant to any of the Loan Documents, now existing or hereafter arising, whether direct, related, fixed, contingent, liquidated, unliquidated, joint, several, or joint and several, and all interest accruing thereon and all reasonable attorneys' fees and other expenses incurred in the enforcement or collection thereof.

                  "Payment Date" means the last day of each March, June, September and December of each year, the first of which shall be the first such day after the date of this Agreement.

                  "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to all or any of its functions under ERISA.

                  "Person" means any individual, corporation, business trust, association, company, partnership, joint venture, Governmental Authority, or other entity.

                  "Plan" means any employee benefit or other plan established or maintained by either Borrower or any ERISA Affiliate and which is covered by Title IV of ERISA.

                  "Prime Rate" means the Prime Rate as publicly announced from time to time by the Administrative Agent and thereafter entered in the minutes of the Administrative Agent's Loan and Discount Committee, automatically fluctuating upward or downward with each announcement without notice to Borrower or any other Person. Each Borrower understands that the Prime Rate may not be the Administrative Agent's best or lowest rate or a favored rate, and any statement, representation or warranty to that effect is expressly disclaimed by the Administrative Agent and the Banks.

                  "Principal Office" means the principal office of the Administrative Agent, presently located at 1111 Fannin St., 9th Floor, MS46, Houston, Texas 77002 and, for purposes of interest rate determinations, at 707 Travis, Houston, Texas 77002.

                  "Priority Debt" means the sum of (a) Debt of the Borrowers and the Subsidiaries, or any of them, secured by Liens other than Liens provided for in clauses (a) through (g), inclusive of Section 8.2, and
         (b) Debt in respect of which a Subsidiary is liable or has given a Guarantee.

                  "RCRA" means the Resource Conservation and Recovery Act, 42 U.S.C. ss.6901 et seq. and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time.

                  "RCSA Loan" has the meaning specified in Section 2.8.

                  "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as the same may be amended or supplemented from time to time.

                  "Regulatory Change" means, with respect to any Bank, any implementation, adoption or change after the date of this Agreement of United States federal, state, or foreign laws, rules or regulations (including Regulation D) or the adoption or making after such date of any interpretations, directives, or requests applying to a class of banks including such Bank of or under any United States federal or state, or any foreign, laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

                  "Release" means, as to any Person, any release, spill, emission, leaking, pumping, injection, deposit, disposal, disbursement, leaching, or migration of Hazardous Materials into the indoor or outdoor environment or into or out of property owned by such Person, including without limitation the movement of Hazardous Materials through or in the air, soil, surface water, groundwater, or property.

                  "Reportable Event" means any of the events set forth in
         Section 4043 of ERISA.

                  "Required Banks" means Banks holding at any time at least 66.67% of the aggregate amount of the Commitments (without giving effect to any Competitive Reduction) and, in the event the Commitments have been terminated, Banks holding at least 66.67% of the outstanding aggregate principal amount of the Advances.

                  "Responsible Officer" means any of the chief executive officer, chief operating officer, chief financial officer, chief accounting officer, treasurer, director of treasury operations and the general counsel of either Borrower.

                  "Restricted Investment" means all investments made after the Closing Date, made in cash or by delivery of property, by the Borrowers and the Subsidiaries, (x) in any Person, whether by acquisition of stock, Debt or other obligation or by loan, advance, capital contribution, or otherwise, or (y) in any property (items (x) and (y) herein for purposes of this definition being referred to as "Investments"), except for the following: (i) Investments by either Borrower or any Subsidiary in (a) productive assets consistent with the general nature of the business of the Borrowers and the Subsidiaries, taken as a whole (subject to the provisions of Section 8.5), (b) one or more Subsidiaries which are Guarantors or a Borrower hereunder or (c) any corporation, partnership, joint venture or other entity which concurrently with such Investment becomes a Guarantor; (ii) any Investment in a corporation, partnership, joint venture interest, minority interest or business combination, in the ordinary course of business (other than investment in Guarantors) provided that the aggregate of such Investments, as is or would be properly reflected on the then most recent consolidated balance sheet of Global and its Subsidiaries in accordance with GAAP does not exceed 15% of book value of consolidated assets of Global and the Subsidiaries as so reflected on such balance sheet; (iii) Investments in money market investment programs which are classified as current assets in accordance with GAAP and which are administered by reputable broker-dealers; (iv) Investments in certificates of deposit and bankers acceptances maturing within one year from the date of acquisition, issued by a commercial bank having capital surplus and undivided profits aggregating at least $500,000,000, provided, either (A) neither any Borrower nor any Subsidiary owes any Debt to such bank, or (B) if any Borrower or any Subsidiary owes any Debt to such bank, either (x) no default has occurred in the payment of such Debt or in the performance or observance of any agreement, term or condition contained in any document or agreement evidencing or governing such Debt, other than any default which has been cured or permanently waived, or (y) such bank executes a letter agreement, in form and substance acceptable to the Administrative Agent, expressly waiving any and all Liens and rights of offset, contractual or otherwise, of such bank regarding such certificate of deposit or bankers acceptance, (v) Investments in commercial paper maturing in 270 days or less from the date of issuance which, at the time of acquisition by either Borrower or any Subsidiary, is accorded a rating no lower than "P-2" by Moody's or "A-2" by S&P;
         (vi) Investments in direct obligations of the United States of America, or obligations of any agency or instrumentality of the United States of America which are fully guaranteed by the United States of America, maturing in three years or less from the date of acquisition thereof;
         (vii) Investments in money market or auction rate preferred stock which, at the time of acquisition by either Borrower or any Subsidiary, is accorded either of the highest two ratings for such securities by S&P or by Moody's; (viii) Investments in municipal bonds maturing in three years or less from the date of acquisition, which, at the time of acquisition by either Borrower or any Subsidiary, is accorded either the highest two ratings for such securities by S&P or by Moody's; and
         (ix) other liquid investments maturing in 180 days or less from the date of acquisition thereof, with respect to which the risk of loss of principal is not greater than the investments described in the foregoing clauses (iii) through (viii) of this definition.

                  "S&P" means Standard & Poor's Rating Service, a division of McGraw/Hill, Inc.

                  "Statutory Reserves" means the difference (expressed as a decimal) of the number one minus the aggregate of the maximum reserve percentages (including, without limitation, any marginal, special, emergency, or supplemental reserves) expressed as a decimal established by the Board of Governors of the Federal Reserve System and any other banking authority to which the Administrative Agent is subject for Eurocurrency Liabilities (as defined in Regulation D). Such reserve percentages shall include, without limitation, those imposed under Regulation D. Eurodollar Advances shall be deemed to constitute Eurocurrency Liabilities and as such shall be deemed to be subject to such reserve requirements without benefit of or credit for proration, exceptions or offsets which may be available from time to time to the Administrative Agent under Regulation D. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

                  "Subordinated Debt" means all Debt of the Borrowers and the Subsidiaries which is subordinated to the obligations of the Borrowers and the Guarantors under this Agreement and the other Loan Documents.

                  "Subsidiary" means (a) any corporation of which at least a majority of the outstanding shares of stock having by the terms thereof ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by one or more of the Borrowers and the Subsidiaries, and (b) any other entity (i) of which at least a majority of the ownership, equity or voting interests is at the time directly or indirectly owned or controlled by one or more of the Borrowers and the Subsidiaries and (ii) which is treated as a subsidiary in accordance with GAAP.

                  "Termination Date" means the earlier of (a) 10:00 a.m. Dallas, Texas time on August 31, 2001 or such later date to which the Termination Date may be extended pursuant to Section 2.12, or (b) such earlier date on which the Commitments terminate as provided in this Agreement.

                  "Total Commitment" means at any time the aggregate amount of the Banks' Commitments, as in effect at such time.

                  "Type" means any type of Advance (i.e., Floating Rate Advance, Eurodollar Advance or Fixed Rate Advance).

                  "UCC" means the Uniform Commercial Code as in effect in the State of Texas.

         Section I.2. Other Definitional Provisions. All definitions contained in this Agreement are equally applicable to the singular and plural forms of the terms defined. The words "hereof", "herein", and "hereunder" and words of similar import referring to this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise specified, all Article and Section references pertain to this Agreement. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. Terms used herein that are defined in the UCC, unless otherwise defined herein, shall have the meanings specified in the UCC.

         Section I.3. Accounting Principles, Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all unaudited financial statements and certificates and reports as to financial matters required to be furnished hereunder shall be prepared, in accordance with generally accepted accounting principles applied on a basis consistent with the most recent audited consolidated financial statements of Global and its Subsidiaries delivered pursuant to clause (a) of
Section 7.1 or, if no such statements have been so delivered, the most recent audited financial statements referred to in Section 6.2. If after the Closing Date any change shall occur in GAAP in effect on the Closing Date (a "GAAP Change") which results in a change in any computation or definition used in calculating compliance by the Borrowers with any negative covenant and which has had or may have a significant effect (whether positive or negative) on the computation of one or more such covenants (the "Affected Covenants") then the Borrowers shall deliver to the Administrative Agent within 15 days after the effective date of such GAAP Change (the "Effective Date") a written notice from the Borrowers (i) describing the GAAP Change and (ii) setting forth in reasonable detail (including detailed calculations) why the GAAP Change has had or may have a material effect (whether positive or negative) on the computation of the Affected Covenants. Within 15 days after such written notice is delivered to the Administrative Agent, each party hereby agrees to enter into good faith negotiations for an amendment to this Agreement of the Affected Covenants so as to place the parties, insofar as possible, in the same relative position as if the GAAP Change had not occurred. If a GAAP Change which has had or may have such a material effect occurs, then during the period of the Effective Date of such GAAP Change until the effective date of an amendment to this Agreement with respect thereto, the Borrowers shall calculate compliance with the Affected Covenants as though such GAAP Change had not occurred (and deliver promptly upon request therefor compliance certificates with respect thereto, setting forth in reasonable detail compliance with the Affected Covenants and certified as being true and correct by the chief financial officers of the Borrowers); provided, however, that if no amendment to this Agreement shall become effective within 90 days from the Effective Date of such GAAP Change, the Borrowers shall continue to calculate compliance with the Affected Covenants as though such GAAP Change had not occurred (and deliver promptly upon request therefor compliance certificates with respect thereto, setting forth in reasonable detail compliance with the Affected Covenants and certified as being true and correct by the chief financial officers of the Borrowers).

                                  ARTICLE II

                                   Advances

         Section II.1. Commitments. Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Bank, severally and not jointly, agrees to make revolving credit advances to the Borrowers, at any time and from time to time on and after the date hereof to and including the Termination Date. Notwithstanding the foregoing, (a) the aggregate principal amount at any time outstanding of all Committed Advances of a Bank shall not exceed such Bank's Commitment and (b) the Total Commitment shall be deemed used from time to time to the extent of the aggregate principal amount of the Competitive Advances then outstanding, and such deemed use of the Total Commitment shall be applied to the Banks ratably according to their respective Commitments (such deemed use of the Total Commitment being a "Competitive Reduction"), subject, however, to the conditions that (i) at no time shall (A) the sum of (x) the outstanding aggregate principal amount of all Committed Advances made by all Banks plus (y) the outstanding aggregate principal amount of all Competitive Advances made by all Banks exceed (B) the Total Commitment and (ii) at all times the outstanding aggregate principal amount of all Committed Advances made by a Bank shall equal the product of (x) the percentage which its Commitment represents of the Total Commitment times (y) the outstanding aggregate principal amount of all Committed Advances obligated to have been made by all Banks. Subject to the foregoing limitations, and the other terms and provisions of this Agreement, the Borrowers may borrow, repay, and reborrow hereunder. Advances of each Type made by each Bank shall be made and maintained at such Bank's Applicable Lending Office for Advances of such Type.

         Section II.2. Notes. The obligation of each Borrower to repay each Bank for Committed Advances made by such Bank to such Borrower and interest thereon shall be evidenced by a Committed Note executed by the Borrowers, payable to the order of such Bank, in the principal amount of such Bank's Commitment as originally in effect, and dated the date hereof. The obligation of each Borrower to repay each Bank for Competitive Advances made by such Bank to such Borrower and interest thereon shall be evidenced by a Competitive Note executed by the Borrowers, payable to the order of such Bank, in the original principal amount of the Total Commitment and dated the date hereof.

         Section II.3. Repayment of Advances. Each Borrower shall repay the unpaid principal amount of all Committed Advances made to such Borrower, on the Termination Date. Each Borrower shall repay the unpaid principal amount of each Competitive Advance made to such Borrower, on the last day of the Interest Period applicable to such Competitive Advance.

         Section II.4. Interest. The unpaid principal amount of the Committed Advances shall bear interest prior to maturity at a varying rate per annum equal from day to day to the lesser of (i) the Maximum Rate or (ii) the Applicable Committed Advance Rate. The unpaid principal amount of the Competitive Advances shall bear interest prior to maturity at a rate per annum equal to the lesser of
(i) the Maximum Rate or (ii) (A) with respect to each Competitive Advance which is a Eurodollar Advance, the Eurodollar Rate for the Interest Period for such Advance plus or minus, as the case may be, the Margin specified by each Bank with respect to such Advance in its Competitive Bid submitted pursuant to
Section 2.6(b) and (B) with respect to each Competitive Advance which is a Fixed Rate Advance, the fixed rate of interest offered by each Bank for such Advance and accepted by the Borrowers pursuant to Section 2.6. Interest shall be computed on the basis of a year of 360 days and the actual number of days elapsed (including the first day but excluding the last day) unless such calculation would result in a usurious rate, in which case interest shall be calculated on the basis of a year of 365 or 366 days, as the case may be. If at any time the Applicable Committed Advance Rate or the Competitive Bid Rate, as applicable, for any Advance shall exceed the Maximum Rate, thereby causing the interest accruing on such Advance to be limited to the Maximum Rate, then any subsequent reduction in the Applicable Committed Advance Rate or the Competitive Bid Rate, as applicable, for such Advance shall not reduce the rate of interest on such Advance below the Maximum Rate until the aggregate amount of interest accrued on such Advance equals the aggregate amount of interest which would have accrued on such Advance if the Applicable Committed Advance Rate or the Competitive Bid Rate, as applicable, had at all times been in effect. Accrued and unpaid interest on the Advances made to each Borrower shall be due and payable by such Borrower as follows:

                  (a)  in the case of Floating Rate Advances, on each Payment
         Date;

                  (b) in the case of each Eurodollar Advance and each Fixed Rate Advance, on the last day of the Interest Period with respect thereto and, in the case of an Interest Period with a duration greater than three months, at three-month intervals after the first day of such Interest Period;

                  (c) upon the payment or prepayment of any Advance or the Conversion of any Advance to an Advance of another Type (but only on the principal amount so paid, prepaid, or Converted); and

                  (d)  on the Termination Date.

All past due principal and interest (after giving effect to any applicable grace periods) shall bear interest at the Default Rate. Interest payable at the Default Rate on any amount due from a Borrower shall be payable by such Borrower from time to time on demand.

         Section II.5. Committed Borrowing Procedure. The Borrowers shall give the Administrative Agent notice of each requested Committed Advance, by means of a Committed Advance Request, before 10:00 a.m. Dallas, Texas time on the same Business Day as the requested date of each Floating Rate Advance and before 10:00 a.m. Dallas, Texas time at least three (3) Business Days before the requested date of each Eurodollar Advance, specifying: (i) the Borrower to whom such Advance is to be made, (ii) the requested date of such Advance (which shall be a Business Day), (iii) the amount of such Advance, (iv) the Type of the Advance, and (v) in the case of a Eurodollar Advance, the duration of the Interest Period for such Advance. No Fixed Rate Advance shall be requested or made pursuant to a Committed Advance Request. The Administrative Agent may accept telephonic requests for Committed Advances, provided that such acceptance shall not constitute a waiver of the Administrative Agent's right to delivery of a Committed Advance Request in connection with subsequent Committed Advances. Any telephonic request for a Committed Advance by the Borrowers shall be promptly confirmed by submission of a properly completed Committed Advance Request to the Administrative Agent. Each Floating Rate Advance shall be in a minimum principal amount of $5,000,000 or such greater amount which is an integral multiple thereof. Each Eurodollar Advance shall be in a minimum principal amount of $5,000,000 or such greater amount which is an integral multiple thereof. The aggregate principal amount of Eurodollar Advances having the same Interest Period shall be at least equal to $5,000,000. The

Administrative Agent shall notify each Bank of the contents of each such notice on the day such notice is received by Administrative Agent if received by 10:00 a.m. Dallas, Texas time on a Business Day and otherwise on the next succeeding Business Day. Promptly on the date specified for each Committed Advance hereunder, each Bank will make available to the Administrative Agent at the Principal Office in immediately available funds, for the account of the specified Borrower, such Bank's pro rata share of each Committed Advance. After the Administrative Agent's receipt of such funds and subject to the terms and conditions of this Agreement, the Administrative Agent will make each Committed Advance available to the specified Borrower by depositing the same, in immediately available funds, in an account of the specified Borrower maintained with the Administrative Agent designated by the Borrowers or by wire transfer in accordance with written instructions from the Borrowers. All notices by the Borrowers to the Administrative Agent under this Section shall be irrevocable and shall be given not later than the time specified above for such notice on the day which is not less than the number of Business Days specified above for such notice.

         Section II.6. Competitive Bid Procedure.

                  (a) In order to request Competitive Bids, the Borrowers shall hand deliver or telecopy to the Administrative Agent and the Auction Administration Agent a duly completed Competitive Bid Request, to be received by the Administrative Agent and the Auction Administration Agent (i) in the case of Eurodollar Advances, not later than 9:00 a.m., Dallas, Texas time, four Business Days before the requested date of such Competitive Advance and (ii) in the case of Fixed Rate Advances, not later than 9:00 a.m., Dallas, Texas time, one Business Day before the requested date of such Competitive Advance. No Alternate Base Rate Advance shall be requested in, or, except pursuant to Section 4.4, made pursuant to, a Competitive Bid Request. A Competitive Bid Request that does not conform substantially to the format of Exhibit "B-2" may be rejected at the Auction Administration Agent's sole discretion, and the Auction Administration Agent shall promptly notify the Borrowers of such rejection by telecopier. Each Competitive Bid Request shall in each case refer to this Agreement and specify (w) the Borrower to whom such Advance is to be made, (x) the Type of the Advance, (y) the requested date of such Competitive Advance (which shall be a Business
         Day) and the aggregate principal amount thereof (which shall not be less than $10,000,000 or greater than the unused Total Commitment on the requested date for such Competitive Advance and shall be an integral multiple of $1,000,000), and (z) the Interest Period with respect thereto (which may not end after the Termination Date). Promptly after its receipt of a Competitive Bid Request that is not rejected as aforesaid, the Auction Administration Agent shall invite by telecopier (substantially in the form set forth in Exhibit B-3 hereto) the Banks to bid, on the terms and conditions of this Agreement, to make Competitive Advances pursuant to such Competitive Bid Request.

                  (b) Each Bank may, in its sole discretion, make one or more Competitive Bids to the Borrowers responsive to each Competitive Bid Request. Each Competitive Bid by a Bank must be received by the Auction Administration Agent via telecopier, substantially in the form of Exhibit B-4 hereto, (i) in the case of Eurodollar Advances, not later than 9:00 a.m., Dallas, Texas time, three Business Days before the requested date for a proposed

         Competitive Advance and (ii) in the case of Fixed Rate Advances, not later than 8:30 a.m., Dallas, Texas time, on the day of a proposed Competitive Advance. Competitive Bids that do not conform substantially to the format of Exhibit B-4 may be rejected by the Auction Administration Agent after conferring with, and upon the instruction of, the Borrowers, and the Auction Administration Agent shall notify the non-conforming Bank of such rejection as soon as practicable. Each Competitive Bid shall refer to this Agreement and (x) specify the principal amount (which shall be in a minimum principal amount of $5,000,000 and in an integral multiple of $1,000,000 and which may equal the entire principal amount of the Competitive Advance requested by the Borrowers) of the Competitive Advance the Bank is willing to make to the Borrowers, (y) specify the Competitive Bid Rate(s) at which the Bank is prepared to make the Competitive Advance and (z) confirm the Interest Period with respect thereto specified by the Borrowers in the Competitive Bid Request. A Competitive Bid submitted by a Bank pursuant to this paragraph (b) shall be irrevocable.

                  (c) The Auction Administration Agent shall promptly notify the Borrowers by telecopier of all the Competitive Bids made, the Competitive Bid Rate and the principal amount of each Competitive Advance in respect of which a Competitive Bid was made and the identity of the Bank that made each bid. The Auction Administration Agent shall send a copy of all Competitive Bids to the Borrowers for their records as soon as practicable after completion of the bidding process set forth in this Section 2.6.

                  (d) The Borrowers may in their sole and absolute discretion, subject only to the provisions of this Section 2.6(d), accept or reject any or all of the Competitive Bids referred to in paragraph (c) above; provided, however, that the aggregate amount of the Competitive Bids so accepted by the Borrowers may not exceed the principal amount of the Competitive Advance requested by the Borrowers. The Borrowers shall notify the Auction Administration Agent by telecopier whether and to what extent they have decided to accept or reject any or all of the bids referred to in paragraph (c) above, (i) in the case of Eurodollar Advances, not later than 11:00 a.m., Dallas, Texas time, three Business Days before the requested date for a proposed Competitive Advance and
         (ii) in the case of Fixed Rate Advances, not later than 9:30 a.m., Dallas, Texas time, on the day specified for a proposed Competitive Advance; provided, however, that (w) the failure by the Borrowers to give such notice shall be deemed to be a rejection of all the bids referred to in paragraph (c) above, (x) the Borrowers shall not accept a bid made at a particular Competitive Bid Rate if the Borrowers have decided to reject a bid made at a lower Competitive Bid Rate, (y) if the Borrowers shall accept bids made at a particular Competitive Bid Rate but shall be restricted by other conditions hereof from borrowing the full principal amount of Competitive Advances in respect of which bids at such Competitive Bid Rate have been made or shall not require the full amount offered thereby, then the Borrowers shall accept a pro rata portion of each bid made at such Competitive Bid Rate based as nearly as possible on the respective principal amounts of Competitive Advances for which such bids were made and (z) no bid shall be accepted for a Competitive Advance unless such Competitive Advance is in a minimum principal amount of $5,000,000 and an integral multiple of $1,000,000. Notwithstanding the foregoing clause (z), if it is necessary for the Borrowers to accept a pro rata allocation of the bids made in response to a Competitive Bid Request (whether pursuant to the events specified in clause (y) above or otherwise) and the available principal amount of Competitive Advances to be allocated among the Banks is not sufficient to enable Competitive Advances to be allocated to each Bank in a minimum principal amount of $5,000,000 and in integral multiples of $1,000,000, then the Borrowers shall select the Banks to be allocated such Competitive Advances and shall round allocations up or down to the next higher or lower multiple of $500,000 as it shall deem appropriate. A notice given by the Borrowers pursuant to this paragraph (d) shall be irrevocable.

                  (e) The Auction Administration Agent shall promptly notify each bidding Bank whether or not its Competitive Bid has been accepted (and if so, in what amount and at what Competitive Bid Rate) by telecopier, and each successful bidder will thereupon become bound, subject to the other applicable conditions hereof, to make the Competitive Advance in respect of which its bid has been accepted. After completing the notifications referred to in the immediately preceding sentence, the Auction Administration Agent shall (i) notify the Administrative Agent of each Competitive Bid that has been accepted, the amount thereof and the Competitive Bid Rate therefor and
         (ii) notify each Bank of the aggregate principal amount of all Competitive Bids accepted.

                  (f) Upon receipt from the Administrative Agent of the Eurodollar Rate applicable to any Eurodollar Advance to be made by any Bank pursuant to a Competitive Bid that has been accepted by the Borrowers pursuant to Section 2.6(d), the Auction Administration Agent shall notify such Bank of (i) the applicable Eurodollar Rate and (ii) the sum of the applicable Eurodollar Rate plus the Margin bid by such Bank.

                  (g) No Competitive Bid Request shall be made within five Business Days of the date of any other Competitive Bid Request, unless the Borrowers and the Auction Administration Agent shall mutually agree otherwise.

                  (h) If the Auction Administration Agent or any of its Affiliates shall at any time have a Commitment hereunder and shall elect to submit a Competitive Bid in its capacity as a Bank, such Bank shall submit such bid directly to the Borrowers one quarter of an hour earlier than the latest time at which the other Banks are required to submit their bids to the Auction Administration Agent pursuant to paragraph (b) above.

                  (i) All notices required by this Section 2.6 shall be made in accordance with Section 12.10.

                  (j) Each Bank shall make its portion of each Competitive Advance on the date specified for such Competitive Advance thereof by paying the amount required to the Administrative Agent at the Principal Office in immediately available funds not later than 12:00 noon, Dallas, Texas time, and the Administrative Agent shall by 2:00 p.m., Dallas, Texas time, credit the amounts so received to the general deposit account of the specified Borrower with the Administrative Agent or, if Competitive Advances are not made on such date because any condition precedent to an Advance herein specified shall not have been met, return the amounts so received to the respective Banks as soon as practicable.

         Section II.7. Refinancings; Conversions and Continuations.

                  (a) Each Borrower may refinance all or any part of any Advance made to such Borrower with an Advance of the same or a different type made to such Borrower pursuant to Section 2.5 or Section 2.6, subject to the conditions and limitations set forth herein and elsewhere in this Agreement, including, without limitation, refinancings of Competitive Advances with Committed Advances and Committed Advances with Competitive Advances. Any Advance or part thereof so refinanced shall be deemed to be repaid in accordance with
         Section 2.3 with the proceeds of a new Advance hereunder, to the extent they do not exceed the principal amount of the Advance being refinanced, shall not be paid by the Banks to the Administrative Agent or by the Administrative Agent to the Borrowers pursuant to Section 2.6(j); provided, however, that (i) if the principal amount extended by a Bank in a refinancing is greater than the principal amount extended by such Bank in the Advance being refinanced, then such Bank shall pay such difference to the Administrative Agent for distribution to the Banks described in (ii) below, (ii) if the principal amount extended by a Bank in the Advance being refinanced is greater than the principal amount being extended by such Bank in the refinancing, the Administrative Agent shall return the difference to such Bank out of amounts received pursuant to (i) above, (iii) to the extent any Bank fails to pay the Administrative Agent amounts due from it pursuant to
         (i) above, any Advance or portion thereof being refinanced shall not be deemed repaid in accordance with Section 2.3 to the extent of such failure and the Borrower to whom such Advance was made shall pay such amount to the Administrative Agent pursuant to Section 2.3 and (iv) to the extent a Borrower fails to pay to the Administrative Agent any amounts due from such Borrower in accordance with Section 2.3 as a result of the failure of a Bank to pay the Administrative Agent any amounts due as described in (iii) above, the portion of any refinanced Advance deemed not repaid shall be deemed to be outstanding solely to the Bank which has failed to pay the Administrative Agent amounts due from it pursuant to (i) above to the full extent of such Bank's portion of such refinanced Advance.

                  (b) Each Borrower shall have the right from time to time to Convert all or part of one Type of Committed Advance made to such Borrower into another Type of Committed Advance made to such Borrower or to Continue all or part of any Committed Advance that is a Eurodollar Advance by giving the Administrative Agent written notice (by means of a Committed Advance Request) at least one (1) Business Day before Conversion into a Floating Rate Advance, and at least three (3) Business Days before Conversion into or Continuation of a Eurodollar Advance, specifying: (i) the Borrower to whom such Advance is outstanding, (ii) the Conversion or Continuation date, (iii) the amount of the Committed Advance to be Converted or Continued, (iv) in the case of Conversions, the Type of Committed Advance to be Converted into, and
         (v) in the case of a Continuation of or Conversion into a Eurodollar Advance, the duration of the Interest Period applicable thereto; provided that (a) Eurodollar Advances may only be Converted on the last day of the Interest

         Period, (b) except for Conversions to Floating Rate Advances, no Conversions shall be made while a Default or Event of Default has occurred and is continuing and no Continuations of any Eurodollar Advances shall be made while a Default or Event of Default has occurred and is continuing, unless such Conversion or Continuation has been approved by Required Banks, and (c) the aggregate principal amount of Eurodollar Advances having the same Interest Period shall be at least equal to $5,000,000. All notices given under this Section shall be irrevocable and shall be given not later than 10:00 a.m. Dallas, Texas time on the day which is not less than the number of Business Days specified above for such notice. If the Borrowers shall fail to give the Administrative Agent the notice as specified above for Continuation or Conversion of a Eurodollar Advance prior to the end of the Interest Period with respect thereto, such Eurodollar Advance shall automatically be Converted into a Floating Rate Advance on the last day of the Interest Period for such Eurodollar Advance.

         Section II.8. Use of Proceeds. The proceeds of Advances shall be used by the Borrowers or any of the Subsidiaries (subject to the provisions of Article VIII) for working capital in the ordinary course of business, acquisitions permitted hereunder, and general corporate purposes. Part of the proceeds of the initial Advance shall be used to pay in full certain of the indebtedness of the Borrowers and Subsidiaries as specified on Schedule 2 hereto, which indebtedness shall be paid in full on the date the initial Advance is made, except for that certain $10,000,000 loan by Chase to Refractarios Chilenos, S.A., guaranteed by Global (the "RCSA Loan"), which shall be paid in full on or before the date which is five (5) Business Days after the date the initial Advance is made. The Borrowers hereby represent and warrant that payment of the RCSA Loan cannot occur on the date of the initial Advance due to requirements of Chilean law. In the event the RCSA Loan is not paid in full on or before the date which is five (5) Business Days after the date the initial Advance is made, such nonpayment shall be an Event of Default hereunder.

         Section II.9. Commitment Fee. The Borrowers jointly and severally agree to pay to the Administrative Agent for the account of each Bank a commitment fee on the daily average unused amount of such Bank's Commitment for the period from and including the date of this Agreement to and including the Termination Date, at the rate of the Applicable Percentage per annum based on a 360 day year and the actual number of days elapsed. For the purpose of calculating the commitment fee hereunder, the Commitments shall be deemed utilized by the amount of all outstanding Committed Advances and without giving effect to any Competitive Reduction. Accrued commitment fees shall be payable in arrears on each Payment Date and on the Termination Date.

         Section II.10. Reduction or Termination of Total Commitment

                  (a) The Borrowers shall have the right to terminate in whole or reduce in part the unused portion of the Total Commitment upon at least three (3) Business Days prior notice (which notice shall be irrevocable) to the Administrative Agent (who shall promptly forward a copy thereof to each Bank and the Auction Administration Agent) specifying the effective date thereof, whether a termination or reduction is being made, and the amount of any partial reduction, provided that each partial reduction shall be in a minimum amount of $5,000,000 or such greater amount which is an integral multiple thereof and the Borrowers shall simultaneously prepay the amount by which the aggregate unpaid principal amount of the Committed Advances and the Competitive Advances exceeds the Total Commitment (after giving effect to such notice) plus accrued and unpaid interest on the principal amount so prepaid. The Total Commitment may not be reinstated after it has been terminated or reduced.

                  (b)  Each reduction in the Total Commitment pursuant to this
         Section 2.10 shall be made ratably among the Banks in accordance with their respective Commitments. Simultaneously with any termination or permanent reduction of Commitments pursuant to this Section, the Borrowers shall jointly and severally pay to the Administrative Agent for the accounts of the Banks the commitment fee on the amount of the Total Commitment so terminated or reduced, accrued through the date of such termination or permanent reduction.

         Section II.11. Administrative Fee. The Borrowers shall jointly and severally pay to the Administrative Agent, solely for its own account, the annual administration fee described in the Fee Letter, payable annually on the Closing Date and each Anniversary Date.

         Section II.12. Extension of Termination Date. The Termination Date may be extended annually upon the unanimous written approval of the Banks and the written agreement of the Borrowers. On or before the thirtieth (30th) day before each Anniversary Date (but no earlier than the sixtieth (60th) day before such Anniversary Date), the Borrowers may request that the Termination Date be extended for a one-year period, by submitting to the Administrative Agent by such date an Extension Request Form in substantially the form of Exhibit "C-1" hereto, completed and signed by the Borrowers (each an "Extension Request Form"). Upon receipt of any Extension Request Form, the Administrative Agent shall transmit a copy of such Extension Request Form to each of the Banks within five (5) Business Days after receipt. Each Bank will respond to such request, by returning the Extension Request Form or a copy thereof to the Administrative Agent indicating whether such Bank approves or declines such extension, on or before the tenth (10th) day before such Anniversary Date. However, the failure by any Bank to so respond shall not be deemed to be an approval of such request for extension, and no extension of or agreement to extend the Termination Date shall be effective unless the Administrative Agent shall have received the written approval of all of the Banks. In the event the Administrative Agent receives the written approval of all of the Banks, the Administrative Agent shall promptly notify the Borrowers and the Banks that the Termination Date is extended to the date which is one year after the Termination Date in effect immediately prior to such extension, by means of a Notice of Extension in substantially the form of Exhibit "C-2" hereto, whereupon the Termination Date shall be extended, effective as of such Anniversary Date, without the necessity for any further action or documentation. However, the Borrowers shall execute and deliver or cause to be executed and delivered any and all documents which may be reasonably required by the Administrative Agent or the Required Banks in connection with such extension. THE BANKS AND THE ADMINISTRATIVE AGENT SHALL HAVE NO OBLIGATION OR COMMITMENT WHATSOEVER TO EXTEND THE TERMINATION DATE AT ANY TIME, AND NONE OF THE BANKS OR THE ADMINISTRATIVE AGENT HAS MADE ANY REPRESENTATION TO THE BORROWERS REGARDING ANY SUCH EXTENSION.

         Section II.13. Nature of Obligations. Notwithstanding anything to the contrary contained in this Agreement or any of the other Loan Documents, (a) Global shall have no obligation or liability to repay any Advances made to GPX except pursuant to the guaranty agreement executed by Global in accordance with
Section 5.1(i); and (b) GPX shall have no obligation or liability to repay any Advances made to Global except pursuant to the guaranty agreement executed by GPX in accordance with Section 5.1(i).

                                  ARTICLE III

                                   Payments

         Section III.1. Method of Payment. All payments of principal, interest, and other amounts to be made by the Borrowers under this Agreement and the other Loan Documents shall be made to the Administrative Agent at the Principal Office in Dollars and immediately available funds, without setoff, deduction, or counterclaim, not later than 10:00 a.m., Dallas, Texas time on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day). The Borrowers shall, at the time of making each such payment, specify to the Administrative Agent the sums payable by the Borrowers under this Agreement and the other Loan Documents to which such payment is to be applied (and in the event the Borrowers fail to so specify, or if an Event of Default has occurred and is continuing, the Administrative Agent may apply such payment to the Obligations in such order and manner as it may elect in its sole discretion, subject to Section 3.3 hereof). Each payment received by the Administrative Agent under this Agreement or any other Loan Document for the account of a Bank shall be paid promptly to such Bank, in immediately available funds, for the account of such Bank's Applicable Lending Office. Whenever any payment under this Agreement or any other Loan Document shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of the payment of interest and commitment fee, as the case may be.

         Section III.2. Voluntary Prepayment. The Borrowers may prepay the Advances in whole at any time or from time to time in part without premium or penalty but with accrued interest to the date of prepayment on the amount so prepaid, provided that, (a) the Borrowers shall give the Administrative Agent prior notice of such prepayment and such notice shall be received by the Administrative Agent before 10:00 a.m. on the date of such prepayment, which date shall be a Business Day, (b) each partial prepayment of any Eurodollar Advances or Fixed Rate Advances shall be in the principal amount of $5,000,000 or such greater amount which is an integral multiple thereof, (c) each partial prepayment of any Floating Rate Advances shall be in the principal amount of $5,000,000 or such greater amount which is an integral multiple thereof, and (d) any and all amounts required pursuant to Section 4.5 shall be paid concurrently with such prepayment. The Borrowers shall not have the right to prepay any Competitive Advance. All notices under this Section shall be irrevocable.

         Section III.3. Pro Rata Treatment. Except to the extent otherwise provided herein: (a) each Committed Advance shall be made by the Banks under
Section 2.5, each payment of the commitment fee under Section 2.9 shall be made for the account of the Banks, each termination or reduction of the Commitments under Section 2.10 shall be applied to the Commitments of the Banks pro rata according to the amounts of their respective Commitments; (b) the making, Conversion, and Continuation of Committed Advances of a particular Type (other than Conversions provided for by Section 4.4), including refinancing of Competitive Advances with Committed Advances, and Committed Advances which are not refinancings of other Advances, shall be made pro rata among the Banks according to the amounts of their respective Commitments; (c) each payment and prepayment of principal and each payment of interest with respect to a Committed Advance of a particular Type or to a Competitive Advance at a particular Competitive Bid Rate shall be made to the Administrative Agent for the account of the Banks holding Committed Advances of such Type or Competitive Advances at such Competitive Bid Rate, as the case may be, pro rata in accordance with the respective unpaid principal amounts of such Advances held by such Banks, if any; and (d) Interest Periods for Committed Advances of a particular Type shall be allocated among the Banks holding Committed Advances of such Type pro rata according to the respective principal amounts held by such Banks.

         Section III.4. Non-Receipt of Funds by the Administrative Agent. Unless the Administrative Agent shall have been notified by a Bank or the Borrowers (the "Payor") prior to the date on which such Bank is to make payment to the Administrative Agent of the proceeds of an Advance to be made by it hereunder or the Borrowers are to make a payment to the Administrative Agent for the account of one or more of the Banks, as the case may be (such payment being herein called the "Required Payment"), which notice shall be effective upon receipt, that the Payor does not intend to make the Required Payment to the Administrative Agent, the Administrative Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient on such date and, if the Payor has not in fact made the Required Payment to the Administrative Agent, the recipient of such payment shall, on demand, pay to the Administrative Agent the amount made available to it together with interest thereon in respect of the period commencing on the date such amount was so made available by the Administrative Agent until the date the Administrative Agent recovers such amount at a rate per annum equal to (a) in the case of the Borrowers, the Applicable Committed Advance Rate or Competitive Bid Rate, as applicable, for such Advance and (b) in the case of such Bank, the Federal Funds Effective Rate for such period.

         Section III.5. Withholding Taxes. All payments by the Borrowers of principal of and interest on the Advances and of all fees and other amounts payable under any Loan Document are payable without deduction for or on account of any present or future taxes, duties or other charges levied or imposed by the United States of America or by the government of any jurisdiction outside the United States of America or by any political subdivision or taxing authority of or in any of the foregoing through withholding or deduction with respect to any such payments. If any such taxes, duties or other charges are so levied or imposed, the Borrowers will pay additional interest or will make additional payments in such amounts so that every net payment of principal of and interest on the Advances and of all other amounts payable by it under any Loan Document, after withholding or deduction for or on account of any such present or future taxes, duties or other charges, will not be less than the amount provided for herein or therein, provided that the Borrowers shall have no obligation to pay such additional amounts to any Bank to the extent that such taxes, duties, or other charges are levied or imposed by reason of the failure of such Bank to comply with the provisions of Section 3.6. Notwithstanding the foregoing, the Banks shall take such actions as they may reasonably determine, including designating a different Applicable Lending Office, in order to reduce the amount of additional interest or additional payments otherwise payable by the Borrowers under this Section 3.5; provided that such action will not, in the sole opinion of the Banks, violate any law, rule, or regulation or be in any way disadvantageous to any applicable Bank. The Borrowers shall furnish promptly to the Administrative Agent for distribution to each affected Bank, as the case may be, official receipts evidencing any such withholding or reduction.

         Section III.6. Withholding Tax Exemption. Each Bank that is not incorporated under the laws of the United States of America or a state thereof agrees that it will deliver to the Borrowers and the Administrative Agent two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, certifying in either case that such Bank is entitled to receive payments from the Borrowers under any Loan Document without deduction or withholding of any United States federal income taxes. Each Bank which so delivers a Form 1001 or 4224 further undertakes to deliver to Borrowers and the Administrative Agent two additional copies of such form (or a successor form) on or before the date such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Borrowers or the Administrative Agent, in each case certifying that such Bank is entitled to receive payments from the Borrowers under any Loan Document without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Bank from duly completing and delivering any such form with respect to it and such Bank advises the Borrowers and the Administrative Agent that it is not capable of receiving such payments without any deduction or withholding of United States federal income tax.

                                  ARTICLE IV

          Yield Protection; Limitations on Advances; Capital Adequacy

         Section IV.1. Additional Costs.

                  (a0 The Borrowers shall jointly and severally pay directly to each Bank from time to time such amounts as such Bank may determine to be necessary to compensate it for any costs incurred by such Bank which such Bank reasonably determines are attributable to its making or maintaining of any Eurodollar Advances hereunder or its obligation to make such Advances hereunder, or any reduction in any amount receivable by such Bank hereunder in respect of any such Advances or such obligation (such increases in costs and reductions in amounts receivable being herein called "Additional Costs"), resulting from any Regulatory Change which:

                       (i       changes the basis of taxation of any amounts
                  payable to such Bank under this Agreement or either of its Notes in respect of any Eurodollar Advances (other than taxes imposed on or measured by the overall actual or deemed net income of such Bank or its Applicable Lending Office for any Eurodollar Advances by the jurisdiction in which such Bank has its principal office or such Applicable Lending Office); or

                       (ii      imposes or modifies any reserve, special
                  deposit, minimum capital, capital ratio, or similar requirement relating to any extensions of credit or other assets of, or any deposits with or other liabilities or commitments of, such Bank (including any Eurodollar Advances or any deposits referred to in the definition of "Eurodollar Rate" in Section 1.1 hereof).

         Each Bank will notify the Borrowers (with a copy to the Administrative Agent) of any event occurring after the date of this Agreement which will entitle such Bank to compensation pursuant to this Section 4.1(a) as promptly as practicable after it obtains knowledge thereof and determines to request such compensation, and, will take such actions as it may reasonably determine, including designating a different Applicable Lending Office for Eurodollar Advances if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole opinion of such Bank, violate any law, rule, or regulation or be in any way disadvantageous to such Bank, provided that such Bank shall have no obligation to so designate an Applicable Lending Office located outside the United States of America. Each Bank will furnish to the Borrowers a certificate setting forth the basis and the amount of each request of such Bank for compensation under this
         Section 4.1(a). If any Bank requests compensation from the Borrowers under this Section 4.1(a), the Borrowers may, by notice to such Bank (with a copy to Administrative Agent), suspend the obligation of such Bank to make or Continue making, or Convert Advances into, Eurodollar Advances until the Regulatory Change giving rise to such request ceases to be in effect (in which case the provisions of Section 4.4 hereof shall be applicable) and may Convert any Eurodollar Advance into a Floating Rate Advance, subject to the provisions of Section 4.5.

                  (b) Without limiting the effect of the foregoing provisions of this Section 4.1, in the event that, by reason of any Regulatory Change, any Bank either (i) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such Bank which includes deposits by reference to which the interest rate on Eurodollar Advances is determined as provided in this Agreement or a category of extensions of credit or other assets of such Bank which includes Eurodollar Advances or (ii) becomes subject to restrictions on the amount of such a category of liabilities or assets which it may hold, then, if such Bank so elects by notice to the Borrowers the obligation of such Bank to make or Continue making, or Convert Advances into,

         Eurodollar Advances (including in respect of any Competitive Advance as to which the Borrowers have accepted such Bank's Competitive Bid; but as to which the borrowing date has not arrived) hereunder shall be suspended until such Regulatory Change ceases to be in effect (in which case the provisions of Section 4.4 hereof shall be applicable). Notwithstanding the foregoing, each Bank agrees that it will not suspend its obligation to make or continue making, or Convert Advances into, Eurodollar Advances unless it suspends such obligations to all of its borrowers or to all of its borrowers which are similarly situated and/or are engaged in businesses of the same general nature.

                  (c) Determinations and allocations by any Bank for purposes of this Section 4.1 of the effect of any Regulatory Change on its costs of maintaining its obligations to make Advances or of making or maintaining Advances or on amounts receivable by it in respect of Advances, and of the additional amounts required to compensate such Bank in respect of any Additional Costs, shall be prima facie evidence of the amounts of such Additional Costs.

         Section IV.2. Limitation on Types of Advances. Anything herein to the contrary notwithstanding, if with respect to any Eurodollar Advances for any Interest Period therefor:

                  (a) The Administrative Agent determines (which determination shall be conclusive) that quotations of interest rates for the relevant deposits referred to in the definition of "Eurodollar Rate" in Section
         1.1 hereof are not being provided in the relative amounts or for the relative maturities for purposes of determining the rate of interest for such Advances as provided in this Agreement; or

                  (b) Required Banks determine (which determination shall be conclusive) that, as a result of any contingency affecting the Banks' costs of funds for Eurodollar Advances, the relevant rates of interest referred to in the definition of "Eurodollar Rate" in Section 1.1 hereof on the basis of which the rate of interest for such Advances for such Interest Period is to be determined do not adequately and fairly reflect the cost to the Banks of making or maintaining such Advances for such Interest Period;

then the Administrative Agent shall give the Borrowers prompt notice thereof specifying relevant amounts or periods, and so long as such condition remains in effect, the Banks shall be under no obligation to make additional Eurodollar Advances or to Convert Floating Rate Advances into Eurodollar Advances and the Borrower shall, on the last day(s) of the then current Interest Period(s) for the outstanding Eurodollar Advances, either prepay such Eurodollar Advances or Convert such Eurodollar Advances into Floating Rate Advances in accordance with the terms of this Agreement.

         Section IV.3. Illegality. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Bank or its Applicable Lending Office to (a) honor its obligation to make Eurodollar Advances hereunder or (b) maintain Eurodollar Advances hereunder, then such Bank shall promptly notify the Borrowers (with a copy to the Administrative Agent) thereof and such Bank's obligation to make or maintain Eurodollar Advances (including in respect of any Competitive Advance as to which the Borrowers have accepted such Bank's Competitive Bid;

but as to which the borrowing date has not arrived) and to Convert Floating Rate Advances into Eurodollar Advances hereunder shall be suspended until such time as such Bank may again make and maintain Eurodollar Advances (in which case the provisions of Section 4.4 hereof shall be applicable).

         Section IV.4. Substitute Floating Rate Advances. If the obligation of any Bank to make Eurodollar Advances shall be suspended pursuant to Section 4.1 or 4.3 hereof, all Committed Advances which would be otherwise made by such Bank as Eurodollar Advances shall be made instead as Floating Rate Advances and all Advances which would otherwise be Converted into Eurodollar Advances shall be Converted instead into (or shall remain as) Floating Rate Advances (and, if an event referred to in Section 4.1(b) or 4.3 hereof has occurred and such Bank so requests by notice to the Borrowers (with a copy to the Administrative Agent), all Eurodollar Advances of such Bank then outstanding shall be automatically Converted into Floating Rate Advances on the date specified by such Bank in such notice) and, to the extent that Eurodollar Advances are so made as (or Converted into) Floating Rate Advances, all payments and prepayments of principal which would otherwise be applied to such Bank's Eurodollar Advances shall be applied instead to its Floating Rate Advances.

         Section IV.5. Compensation. The Borrowers shall jointly and severally pay to the Administrative Agent for the account of each Bank, upon the request of such Bank through the Administrative Agent, such amount or amounts as shall be sufficient (in the reasonable opinion of such Bank, which opinion shall be prima facie evidence of such amount or amounts) to compensate it for any loss, cost, or expense incurred by it as a result of:

                  (a) Any payment, prepayment or Conversion of a Eurodollar Advance or Fixed Rate Advance for any reason (including, without limitation, the acceleration of outstanding Advances pursuant to
         Section 10.2) on a date other than the last day of an Interest Period for such Advance other than pursuant to Section 4.3 or 4.4 hereof; or

                  (b) Any failure by the Borrowers for any reason (including, without limitation, the failure of any conditions precedent specified in Article V to be satisfied) to borrow, Convert, or prepay a Eurodollar Advance or a Fixed Rate Advance on the date for such borrowing, Conversion, or prepayment, specified in the relevant notice of borrowing, prepayment, or Conversion under this Agreement.

Without limiting the effect of the preceding sentence, with respect to Eurodollar Advances, such compensation shall include an amount equal to the excess, if any, of (i) the amount of interest which otherwise would have accrued on the principal amount so paid or Converted or not borrowed for the period from the date of such payment, Conversion, or failure to borrow to the last day of the Interest Period for such Advance (or, in the case of a failure to borrow, the Interest Period for such Advance which would have commenced on the date specified for such borrowing) at the applicable rate of interest for such Advance provided for herein over (ii) the interest component of the amount such Bank would have bid in the applicable Eurodollar interbank market for Dollar deposits of leading banks and amounts comparable to such principal amount and with maturities comparable to such period.

         Section IV.6. Capital Adequacy. If after the date hereof, any Bank shall have determined that any Regulatory Change has or would have the effect of reducing the rate of return on such Bank's (or its parent's) capital as a consequence of its obligations hereunder or the transactions contemplated hereby to a level below that which such Bank (or its parent) could have achieved but for such Regulatory Change (taking into consideration such Bank's policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within ten (10) Business Days after demand by such Bank (with a copy to the Administrative Agent), the Borrowers shall jointly and severally pay to such Bank (or its parent) such additional amount or amounts as will compensate such Bank for such reduction. Each Bank will furnish to the Borrowers a certificate of such Bank claiming compensation under this Section and setting forth the basis and the additional amount or amounts to be paid to it hereunder. Each such certificate shall be prima facie evidence of the amounts of the additional compensation to be paid to such Bank. In determining such amount or amounts, such Bank may use any reasonable averaging and attribution methods.

                                   ARTICLE V

                             Conditions Precedent

         Section V.1. Initial Extension of Credit. The obligation of the Banks to make the initial Advance is subject to the condition precedent that the Administrative Agent shall have received on or before the day of such Advance all of the following, each dated (unless otherwise indicated) the date hereof, in form and substance satisfactory to the Administrative Agent:

                  (a) Resolutions. Resolutions of the Board of Directors of each Borrower and each Guarantor, certified by the Secretary or an Assistant Secretary of such Person which authorize (i) the execution, delivery, and performance by each Borrower of this Agreement and the other Loan Documents to which such Borrower is or is to be a party, and
         (ii) the execution, delivery, and performance by each Guarantor of the Guaranty Agreement and the other Loan Documents to which such Guarantor is or is to be a party;

                  (b) Incumbency Certificate. A certificate of incumbency certified by the Secretary or an Assistant Secretary of each Borrower and each Guarantor, respectively, certifying the names of (i) the officers of each Borrower authorized to sign this Agreement and each of the other Loan Documents to which such Borrower is or is to be a party (including the certificates contemplated herein) together with specimen signatures of such officers, and (ii) the officers of each Guarantor authorized to sign the Guaranty Agreement and the other Loan Documents to which such Guarantor is or is to be a party (including the certificates contemplated therein) together with specimen signatures of such officers;

                  (c) Certificates of Incorporation. The certificate of incorporation of each Borrower and each Guarantor, certified by the Secretary of State of the state of its incorporation and dated within twenty (20) days prior to the date hereof;

                  (d) Bylaws. The bylaws of each Borrower and each Guarantor, certified by the Secretary or an Assistant Secretary of such Person;

                  (e) Governmental Certificates. (i) Certificates of the appropriate government officials of the respective states of incorporation of each Borrower and each Guarantor, as to the existence and good standing of such Persons, and (ii) certificates of the appropriate governmental officials of each jurisdiction in which the nature of the business transacted by the Borrowers and the Guarantors make qualification necessary and in which the failure to be so qualified would be reasonably likely to have a Material Adverse Effect, as to the qualification and good standing of such Persons in such jurisdictions, each dated within ten (10) days prior to the date hereof;

                  (f) Notes. The Committed Note and the Competitive Note of each Bank, each duly executed by each Borrower;

                  (g) Guaranty Agreement; Subordination. The Guaranty Agreement executed by each Guarantor, pursuant to which each Guarantor guarantees the Obligations as provided therein and subordinates any and all Debt of any Borrower or any Subsidiary to such Guarantor to the prior payment and performance in full of the Obligations;

                  (h) Contribution and Indemnification Agreement. A Contribution and Indemnification Agreement in substantially the form of Exhibit "F" hereto (the "Contribution and Indemnification Agreement"), executed by each Borrower and each Guarantor;

                  (i) Cross-Guaranties of Borrowers. The guaranty agreements, each in the form of Exhibit "E-2" hereto with appropriate completions, executed by the respective Borrowers, pursuant to which each Borrower guarantees the payment and performance of the other Borrower's obligations under the Loan Agreement, the Note and the other Loan Documents with respect to all Advances made to such other Borrower;

                  (j) Opinion of Counsel. A favorable opinion of Graham Adelman, Esq., general counsel to the Borrowers and the Guarantors, in form and substance satisfactory to the Administrative Agent, as to the matters set forth in Exhibit "G" hereto, and such other matters as the Administrative Agent may reasonably request;

                  (k) Attorneys' Fees and Expenses. Evidence that the costs and expenses (including reasonable attorneys' fees) referred to in Section 12.1, to the extent incurred, shall have been paid in full by the Borrowers;

                  (l) Fees. Evidence that the Borrowers shall have paid to Chase Securities Inc. the advisory fee provided for in the Fee Letter and shall have paid any and all other fees provided for therein;

                  (m) Compliance Certificate. An initial Compliance Certificate as of July 31, 1998, executed by the chief executive officer, chief financial officer, corporate controller or treasurer of Global; and

                  (n) Lien Searches. The results of current Uniform Commercial Code searches and tax and judgment lien searches showing all financing statements and other documents or instruments on file against the Borrowers and the Guarantors in such jurisdictions as the Administrative Agent has requested, each such search to be dated no more than twenty (20) days prior to the date hereof.

         Section V.2. All Extensions of Credit. The obligation of the Banks to make any Advance (including the initial Advance) is subject to the following additional conditions precedent:

                  (a) Request for Advance. The Administrative Agent shall have received in accordance with Section 2.5 or 2.6, as the case may be, a Committed Advance Request or Competitive Bid Request dated the date of such Advance and executed by authorized officers of each Borrower;

                  (b) No Default or Event of Default. No Default or Event of Default shall have occurred and be continuing, or would result from such Advance;

                  (c) Representations and Warranties. All of the representations and warranties contained in Article VI hereof and in the other Loan Documents shall be true and correct in all material respects on and as of the date of such Advance with the same force and effect as if such representations and warranties had been made on and as of such date (except for such representations and warranties as are limited by their express terms to a specific date);

                  (d) Confirmatory Certificate. In the event any question exists regarding the matters set forth in subsections (b) and (c) of this Section 5.2 and if deemed necessary in the sole but reasonable discretion of the Administrative Agent or any Bank, the Administrative Agent shall have received (in sufficient counterparts to provide one to each Bank) a certificate dated the date of such requested Advance and signed by a duly authorized officer of each Borrower as to the matters set forth in subsections (b) and (c) of this Section 5.2 (it being understood and agreed that each request by the Borrowers for the making of an Advance shall be deemed to constitute a representation and warranty by the Borrowers that the conditions precedent set forth in subsections (b) and (c) of this Section 5.2 will be satisfied at the time of the making of such Advance), together with such other documents as the Administrative Agent or any Bank may reasonably request in support thereof; and

                  (e) Additional Documentation. The Administrative Agent shall have received such additional approvals, opinions, or documents as the Administrative Agent or its legal counsel, Winstead Sechrest & Minick P.C., may reasonably request.

                                  ARTICLE VI

                        Representations and Warranties
                        ------------------------------

         To induce the Administrative Agent and the Banks to enter into this Agreement, each Borrower represents and warrants to the Administrative Agent and the Banks that:

         Section VI.1. Corporation Organization and Authority. Each of the Borrowers and the Material Subsidiaries:

                  (a) is a corporation duly incorporated, validly existing and in good standing under the laws of their respective jurisdictions of incorporation;

                  (b) has the legal and corporate power and authority to own and operate their respective properties and to carry on their respective businesses as now conducted and as presently proposed to be conducted;

                  (c) has the necessary licenses, certificates and permits to own and operate their respective properties and to carry on their respective businesses as now conducted and as presently proposed to be conducted in each jurisdiction in which the failure to obtain such licenses, certificates and permits, in the aggregate, would be reasonably likely to have a Material Adverse Effect; and

                  (d) has duly qualified or has been duly licensed, and is authorized to do business and is in good standing in each jurisdiction in which the nature of the business transacted by it makes such qualification or licensing necessary and in which the failure to be so qualified or licensed would be reasonably likely to have a Material Adverse Effect.

The execution, delivery and performance by each Borrower of this Agreement and the other Loan Documents to which it is a party are within the corporate powers of such Borrower and have been authorized by all necessary corporate action. The execution, delivery and performance by each Guarantor of the Guaranty Agreement and the other Loan Documents to which it is a party are within the corporate powers of such Guarantor and have been authorized by all necessary corporate, partnership or other action.

         Section VI.2. Financial Statements. The Borrowers have furnished the Administrative Agent with the following financial statements, identified by a principal financial officer of Global: (a) a consolidated balance sheet of Global and its Subsidiaries as at October 31, 1997, and consolidated statements of income, stockholders' equity and cash flows of Global and its Subsidiaries for such year, all audited on by Price Waterhouse LLP; and (b) a consolidated balance sheet of Global and its Subsidiaries as at April 30, 1998 and consolidated statements of income, stockholders' equity and cash flows for the six-month period ended on such date, prepared by Global. Such financial statements (including any related schedules and/or notes) are true and correct in all material respects (subject, as to interim statements, to changes resulting from audits and year-end adjustments) and have been prepared in accordance with GAAP consistently followed throughout the periods involved. The balance sheets fairly present the condition of Global and its Subsidiaries as at the dates thereof, and the statements of income, stockholders' equity and cash flows fairly present the results of the operations of Global and its Subsidiaries and their cash flows for the periods indicated therein. There has been no material adverse change in the business, property or assets, condition (financial or otherwise), operations or prospects of Global and its Subsidiaries taken as a whole since April 30, 1998.

         Section VI.3. Actions Pending. Except as disclosed on Schedule 1 hereto: (a) there are no claims, litigation (including, without limitation, derivative actions), arbitration proceedings, administrative proceedings or investigations that are pending or threatened against or affecting either Borrower or any of the Subsidiaries (i) which, if adversely determined, after considering the receipt of proceeds from insurance available to the Borrowers and the Subsidiaries, would be reasonably likely to have a Material Adverse Effect, or (ii) which purport to affect the legality, validity, or enforceability of this Agreement, the Notes, the Guaranty Agreement or any of the other Loan Documents or any action taken or to be taken pursuant hereto, and, to the knowledge of a Responsible Officer, there are no inquiries, from any Governmental Authority or otherwise, which would give rise to any such action, proceeding or investigation; (b) there are no labor controversies pending or threatened against either Borrower or any of the Subsidiaries which, based on reasonable assumptions of the Borrowers as to the probable outcome of any and all such labor controversies, would be reasonably likely to have a Material Adverse Effect; and (c) other than any liability incident to any litigation, proceedings or investigations described in Schedule 1 hereto or on any other Schedule hereto, neither any Borrower nor any of the Subsidiaries has any material contingent liabilities. Except as disclosed in Global's most recent Form 10-Q Quarterly Report delivered to the Administrative Agent and the Banks or on Schedule 1 hereto, (a) there are no outstanding judgments against either Borrower or any Subsidiary which would be required to be disclosed under the Securities Act of 1933 or the Securities Exchange Act of 1934, and (b) there are no other outstanding judgments against either Borrower or any Subsidiary which have not been stayed pending appeal.

         Section VI.4. Outstanding Debt. Neither any Borrower nor any of the Subsidiaries has outstanding any Debt except as permitted by Articles VIII and
IX. There exists no default under the provisions of any instrument evidencing such Debt or of any agreement relating thereto, except defaults under the RSCA Loan which RCSA Loan is to be paid in full in accordance with Section 2.8.

         Section VI.5. Title to Properties. Each Borrower and each of the Subsidiaries have good and marketable title to their respective real properties (other than properties which they lease) and good title to all of its other respective properties and assets, including the properties and assets reflected in the balance sheet as at April 30, 1998 referred to in Section 6.2 (other than properties and assets disposed of in the ordinary course of business), subject to no Lien of any kind except Liens permitted by Section 8.2 and no defect or other encumbrance except such which would not be reasonably likely to have a Material Adverse Effect. All leases necessary in any material respect for the conduct of the respective businesses of the Borrowers and the Subsidiaries are valid and subsisting and are in full force and effect.

         Section VI.6. Patent, Trademarks, Licenses, etc. Each of the Borrowers and the Subsidiaries owns, possesses or has the right to use all of the material patents, trademarks, service marks, trade names, copyrights, trade secrets, and licenses, and rights with respect thereto, necessary for the present conduct of their respective businesses, without any material conflict with the rights of others except for such intellectual property or conflicts which would not be reasonably likely to have a Material Adverse Effect.

         Section VI.7. Taxes. All tax returns (including without limitation all federal, state and local income, franchise, employment, property, and sales tax returns) required to be filed by each of the Borrowers and the Subsidiaries and any other Person with which any Borrower or any Subsidiary files or is required to file a consolidated return in any jurisdiction have been filed on a timely basis (which timely filing shall include any instance in which the time for such filing has itself been timely and properly extended or in which the requirement for such filing has been properly contested), and all taxes that are shown to be due and payable have been paid. Neither any Borrower nor any Subsidiary knows of any proposed additional tax assessment against it or any such Person that, in the aggregate, would be reasonably likely to have a Material Adverse Effect.

         Section VI.8. Compliance With Law. Neither any Borrower nor any Subsidiary is in violation of any law, ordinance, governmental rule or regulation to which it is subject, which violations, in the aggregate, management believes or has reason to believe would be reasonably likely to have a Material Adverse Effect.

         Section VI.9. Conflicting Agreements and Other Matters. Neither the execution nor delivery of this Agreement, the Notes or the other Loan Documents by the Borrowers, nor the execution nor delivery of the Guaranty Agreement or the other Loan Documents by the Guarantors, nor fulfillment of nor compliance with the terms and provisions hereof and of the other Loan Documents by the Borrowers and the Guarantors will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien upon any of the properties or assets of any Borrower or any of the Subsidiaries pursuant to, the charter or bylaws of the Borrower or any of the Subsidiaries, any award of any arbitrator or any agreement (including any agreement with stockholders), instrument, order, judgment, decree, statute, law, rule or regulation to which any Borrower or any of the Subsidiaries or any of their property is subject.
Schedule 2 contains a list of all instruments evidencing any Debt of any Borrower or any Subsidiary, any agreement relating thereto or any other contract or agreement (including its charter) which limits the amount of, or otherwise imposes restrictions on the incurring of Debt of any Borrower of the type to be evidenced by the Notes or the incurring of obligations of any Borrower or any Guarantor of the type incurred pursuant to this Agreement or the other Loan Documents.

         Section VI.10. Use of Proceeds. The proceeds of the Advances will be used by the Borrowers for the purposes specified in Section 2.8 hereof and shall not be used for any other purpose. None of the proceeds of the Advances will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any margin stock within the meaning of Regulations G, T, U or X of the Board of Governors of the Federal Reserve System

("margin stock"), or for the purpose of maintaining, reducing or retiring any indebtedness which was originally incurred to purchase or carry any stock that is currently a margin stock or for any other purpose which might constitute this transaction a "purpose credit" within the meaning of such Regulations G, T, U or X unless the Borrowers shall have delivered to the Administrative Agent an opinion of counsel satisfactory to the Administrative Agent stating that the Advances do not constitute a violation of such Regulations G, T, U or X. Neither any Borrower nor any Guarantor nor any Administrative Agent acting on its behalf has taken or will take any action which might cause this Agreement, the Notes or the Guaranty Agreement to violate Regulations G, T, U or X or any other regulation of the Board of Governors of the Federal Reserve System, in each case as in effect now or as the same may hereafter be in effect.

         Section VI.11. ERISA. Each Borrower, each Guarantor and each ERISA Affiliate (i) have fulfilled all obligations under the minimum funding standards of ERISA and the Code with respect to each Plan that is not a Multiemployer Plan, (ii) are in compliance in all material respects with all other applicable provisions of ERISA and the Code with respect to each Plan, and (iii) have not incurred any liability under the Title IV of ERISA to the PBGC with respect to any Plan or any trust established thereunder. No Plan or trust created thereunder has been terminated, and there have been no "reportable events" (as such term is defined in section 4043 of ERISA), with respect to any Plan or trust created thereunder which reportable event or events will or could result in the termination of such Plan and give rise to a material liability of the Company or any ERISA Affiliate in respect thereof. Neither any Borrower, any Guarantor, any ERISA Affiliate nor any predecessor of any of them, is or has ever been an employer required to contribute to any Multiemployer Plan, the termination of which would be reasonably likely to have a Material Adverse Effect. Neither any Borrower, any Guarantor nor any ERISA Affiliate is or has ever been a "contributing sponsor" (as such term is defined in section 4001 of ERISA) in any Multiemployer Plan. Neither any Borrower, any Guarantor, nor any ERISA Affiliate is currently subject to any "outstanding claim for withdrawal liability" within the meaning of Section 4001(a)(12) of ERISA.

         The execution and delivery of this Agreement, the Notes, the Guaranty Agreement and the making of the Advances hereunder will be exempt from or will not involve any transaction which is subject to the prohibitions of section 406 of ERISA and will not involve any transaction in connection with which a penalty could be imposed under section 502(i) of ERISA or a tax could be imposed pursuant to section 4975 of the Code.

         Section VI.12. Certain Laws. Neither any Borrower nor any Subsidiary is, or is directly or indirectly controlled by, or acting on behalf of any Person that is, an "investment company" within the meaning of the Investment Company Act of 1940, as amended. Neither any Borrower nor any Subsidiary is a "holding company" or an "affiliate" of a "holding company," or a "subsidiary company" of a "holding company," or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         Section VI.13. Governmental Consent. Neither the nature of any Borrower, any Guarantor or of any other of the Subsidiaries, nor any of their respective businesses or properties, nor any relationship between any Borrower, any Guarantor or any other Subsidiary and any other Person, nor any circumstance in connection with the Advances made hereunder is such as to require any authorization, consent, approval, exemption or any action by or notice to or filing with any court or administrative or governmental or regulatory body in connection with the execution and delivery of this Agreement, the Notes, the Guaranty Agreement or the other Loan Documents or fulfillment of or compliance with the terms and provisions of this Agreement, the Notes, the Guaranty Agreement or the other Loan Documents.

         Section VI.14 Disclosure. None of this Agreement, the Notes, the Guaranty Agreement, the other Loan Documents, any certificate furnished to the Administrative Agent or any Bank by or on behalf of any Borrower or any Guarantor in connection with this Agreement or the closing of the transactions contemplated hereby, nor any information furnished to the Administrative Agent or any Bank by or on behalf of any Borrower or any Guarantor pursuant hereto contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading; provided, however that such representation and warranty shall not extend to any "forward-looking" statements. Forward-looking statements involve known and unknown risks, which may cause actual results and corporate developments to differ materially from those expected. Factors that could cause results and developments to differ materially from expectations include, without limitation, changes in manufacturing and shipment schedules, delays in completing plant construction and acquisitions, currency exchange rates, new product and technology developments, competition within business segments, cyclicity of markets for the products of major segments, litigation, significant cost variances, the effects of acquisitions and divestitures, and other risks disclosed from time to time in periodic reports and registration statements filed by Global under the Securities Exchange Act of 1934, as amended, and the Securities Act of 1933, as amended. There is no fact peculiar to any Borrower or any of the Subsidiaries which materially adversely affects or in the future may (so far as the Borrowers can now foresee) materially adversely affect the business, property or assets, condition (financial or otherwise) or operations of any Borrower or any of the Subsidiaries and which has not been set forth in this Agreement.

         Section VI.15. Enforceability. This Agreement, the Notes and the other Loan Documents to which each Borrower is party constitute legal, valid, and binding obligations of each Borrower, enforceable against each Borrower in accordance with their respective terms, except as limited by bankruptcy, insolvency, or other laws of general application relating to the enforcement of creditors' rights and general principles of equity (regardless of whether such enforcement is considered in an action of law or of equity). The Guaranty Agreement and the other Loan Documents to which any Guarantor is party constitute legal, valid, and binding obligations of such Guarantor, enforceable against such Guarantor in accordance with their respective terms, except as limited by bankruptcy, insolvency, or other laws of general application relating to the enforcement of creditors' rights and general principles of equity (regardless of whether such enforcement is considered in an action of law or of equity).

         Section VI.16. Subsidiaries. Neither Borrower has any Subsidiaries other than those listed on Schedule 3 hereto, and Schedule 3 (a) designates each Material Subsidiary as of the Closing Date and the percentage of the total assets of the Borrowers and the Subsidiaries that the assets of such

Material Subsidiary comprises, and (b) sets forth the jurisdiction of incorporation of each Subsidiary and the percentage of such Borrower's or any Subsidiary's ownership of the outstanding voting stock or partnership interests of each Subsidiary.

         Section VI.17. Compliance with Agreements. Neither any Borrower nor any Subsidiary is in default in the performance, observance, or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instruments material to its business to which it is a party, except any such defaults which individually or in the aggregate would not have a Material Adverse Effect.

         Section VI.18.Environmental Matters. To the knowledge of a Responsible Officer of each Borrower, except as disclosed on Schedule 4 hereto, (a) all facilities and property (including underlying groundwater) owned or leased by any Borrower or any of the Subsidiaries have been, and continue to be, in compliance with all Environmental Laws, the noncompliance by the Borrowers and the Subsidiaries with which, individually or in the aggregate for all such noncompliance, would be reasonably likely to have a Material Adverse Effect; (b) there are no pending, unresolved or threatened Environmental Actions which (individually or in the aggregate for all such Environmental Actions) would be reasonably likely to have a Material Adverse Effect; (c) there have been no Releases of Hazardous Materials at, on or under any property now or previously owned or leased by any Borrower or any of the Subsidiaries that, singularly or in the aggregate, have had, have, or may reasonably be expected to have, a Material Adverse Effect; (d) the Borrowers and the Subsidiaries have been issued and are in compliance with all permits, certificates, approvals, licenses and other authorizations relating to environmental matters that are necessary or desirable for their businesses, which failure or failures so to comply (individually or in the aggregate) would be reasonably likely to have a Material Adverse Effect; (e) no property now or previously owned or leased by any Borrower or any of the Subsidiaries is listed or proposed for listing (with respect to owned property only) on the National Priorities List pursuant to CERCLA, on the CERCLIS (as defined in CERCLA) or on any similar state list of sites requiring investigation or cleanup, except with respect to cleanup obligations that would not be reasonably likely to have a Material Adverse Effect; and (f) no conditions exist at, on or under any property now or previously owned, leased or operated by any Borrower or any of the Subsidiaries which, with the passage of time, or the giving of notice or both, would give rise to liability under any Environmental Law, which liability or liabilities (individually or in the aggregate) would be reasonably likely to have a Material Adverse Effect.

         Section VI.19. Solvency. No Borrower or Guarantor is, or after giving effect to the transactions contemplated in the Loan Documents will be, insolvent (as that term is defined in 11 U.S.C. ss. 101 or applicable law) as of the Closing Date or as of the date any such Guarantor executes a Guaranty Agreement after the Closing Date as required by this Agreement. The obligations incurred by the Borrowers and the Guarantors under this Agreement and the other Loan Documents are not voidable obligations under 11 U.S.C. ss. 548 or under any applicable state law regarding fraudulent transfers, fraudulent conveyances, or fraudulent incurrence of obligations. The foregoing representations are supported by the internal projections and forecasts of the Borrowers and the Subsidiaries.

         Section VI.20. Year 2000 Compliance. Any reprogramming required to permit the proper functioning, in and following the year 2000, of (i) the Borrowers' and the Subsidiaries' computer systems and (ii) equipment containing embedded microchips (including systems and equipment supplied by others or with which the Borrowers' and the Subsidiaries' systems interface) and the testing of all such systems and equipment, as so reprogrammed, will be completed by September 30, 1999. The cost to the Borrowers and the Subsidiaries of such reprogramming and testing and of the reasonably foreseeable consequences of year 2000 to the Borrowers and the Subsidiaries (including, without limitation, reprogramming errors and the failure of others' systems or equipment) will not result in a Default, an Event of Default or a Material Adverse Effect. To the knowledge of a Responsible Officer of each Borrower, except for such of the reprogramming referred to in the preceding sentence as may be necessary, the computer and management information systems of the Borrowers and their Subsidiaries are and, with ordinary course upgrading and maintenance, will continue for the term of this Agreement to be, sufficient to permit the Borrowers and the Subsidiaries to conduct their business without Material Adverse Effect.

                                  ARTICLE VII

                             Affirmative Covenants

         Each Borrower covenants and agrees that, as long as the Obligations or any part thereof are outstanding or any Bank has any Commitment hereunder, each Borrower will perform and observe the following affirmative covenants, unless the Required Banks (or Administrative Agent with the consent of the Required Banks) shall otherwise consent in writing:

         Section VII.1. Reporting Requirements. The Borrowers will furnish to the Administrative Agent and each Bank:

                  (a) Annual Financial Statements. As soon as practicable and in any event within 95 days after the end of each fiscal year of Global , consolidated statements of income and cash flows and a consolidated statement of stockholders' equity of Global and its Subsidiaries for such year, and a consolidated balance sheet of the Global and its Subsidiaries as at the end of such year, in each case setting forth in comparative form corresponding consolidated figures from the preceding annual audit, to be in reasonable detail and satisfactory in form to the Administrative Agent and audited and certified by, and accompanied by the unqualified opinion of, Price Waterhouse LLP or another firm of independent certified public accountants of recognized standing satisfactory to the Administrative Agent to the effect that such report has been prepared in accordance with GAAP and presents fairly the consolidated financial condition and results of operations of Global and its Subsidiaries at the date and for the periods indicated therein;

                  (b) Quarterly Financial Statements. As soon as practicable and in any event within 50 days after July 31, 1998 and thereafter within 50 days after the end of each quarterly period (other than the last quarterly period) in each fiscal year of Global, consolidated statements of income, stockholders' equity and cash flows of Global and its

         Subsidiaries for the period from the beginning of the current fiscal year to the end of such quarterly period, and a consolidated balance sheet of Global and its Subsidiaries as at the end of such quarterly period, setting forth in each case in comparative form figures for the corresponding period in the preceding fiscal year, all in reasonable detail and satisfactory in form to the Administrative Agent and certified by an authorized financial officer of Global, to have been prepared in accordance with GAAP and to fairly and accurately present the financial condition and results of operations of Global and its Subsidiaries, on a consolidated basis, subject to changes resulting from year-end adjustments;

                  (c)  Compliance Certificate; Certificate of No Default.

                       (i) Together with each delivery of financial statements required by clauses (a) and (b) above, a Compliance Certificate demonstrating (with computations in reasonable detail) compliance by the Borrowers and the Subsidiaries with the provisions of this Agreement and certifying as to the other matters specified in the form of Compliance Certificate attached hereto as Exhibit "D" and stating that there exists no Default or Event of Default, or, if any Default or Event of Default exists, specifying the nature and period of existence thereof and what action the Borrowers propose to take with respect thereto, and

                       (ii) together with each delivery of financial statements required by clause (a) above, a certificate of such accountants stating that, in making the audit necessary for their report on such financial statements, they have obtained no knowledge of any Default or Event of Default, or, if they have obtained knowledge of any Default or Event of Default, specifying the nature and period of existence thereof.

                  (d) Notice of Litigation, Etc.. As soon as possible, and in any event within five (5) days after a Responsible Officer obtains knowledge or becomes aware of any of the following, a written notice setting forth the details thereof and the action that the Borrowers and the Subsidiaries have taken, are taking, or propose to take with respect thereto:

                       (i) Any and all actions, suits and proceedings before any Governmental Authority or arbitrator affecting either Borrower or any Subsidiary which would be required to be disclosed under the Securities Act of 1933 or the Securities Exchange Act of 1934; and

                       (ii) The receipt by any Borrower or any Subsidiary of notice of any violation of any law, rule, regulation, order, or decree of any Governmental Authority or arbitrator, including but not limited to any Environmental Law, or any license or permit, or any alleged claim or liability under any Environmental Law, which individually or collectively with other such violations or claims would reasonably be expected to have a Material Adverse Effect.

                  (e) Proxy Statements, Etc. Promptly upon transmission thereof copies of all such financial statements, proxy statements, notices and reports as any Borrower or any Subsidiary shall send to its public stockholders and copies of all registration statements (without exhibits) and all reports which any Borrower or any Subsidiary files with the Securities and Exchange Commission (or any governmental body or agency succeeding to the functions of the Securities and Exchange Commission);

                  (f)  Other Reporting Requirements.

                       (i) promptly upon receipt thereof a copy of each other material report submitted to the audit and finance committee of any Borrower or any Subsidiary by independent accountants in connection with any annual, interim or special audit made by them of the books of any Borrower or any Subsidiary;

                       (ii) (A) promptly after the filing or receiving thereof, copies of all material reports and notices which any Borrower or any Subsidiary files under ERISA with the Internal Revenue Service or the PBGC or the U.S. Department of Labor or which any Borrower or any Subsidiary receives from such corporation and (B) with reasonable promptness, notice of the occurrence of a reportable event currently described under clause (4), (7), (9) or (11) of Section 4043(c) ERISA;

                       (iii) with reasonable promptness, such other information respecting the condition or operations, financial or otherwise, of any Borrower or any of the Subsidiaries as the Administrative Agent may reasonably request; provided, however, that prior to the occurrence of a Default or Event of Default, the Borrowers and the Subsidiaries shall have no obligation to furnish to the Administrative Agent information regarding strategic plans and similar non-public forward-looking information of any Borrower or any Subsidiary; and

                       (iv) immediately after any Responsible Officer obtains knowledge of an Event of Default or a material Default, a certificate of an officer of each Borrower who is the chief executive officer, chief financial officer, chief accounting officer, treasurer or director of treasury operations specifying the nature and period of existence thereof and what action the Borrowers propose to take with respect thereto.

         Section VII.2. Inspection of Property and Corporate Books and Records. Each Borrower will permit, and will cause each Subsidiary to permit, any Person designated by the Administrative Agent, at the expense of the Borrowers, to visit and inspect any of the properties of the Borrowers and the Subsidiaries, to examine the corporate books and financial records of the Borrowers and the Subsidiaries and make copies thereof or extracts therefrom and to discuss the business, operations, condition, affairs, finances and accounts of any Borrower or any of the Subsidiaries with the officers, employees, and independent public accountants of the Borrowers and the Subsidiaries, all at such reasonable times and as often as the Administrative Agent may reasonably request.

         Section VII.3. Covenant to Secure Notes Equally. Each Borrower will, if it or any Material Subsidiary shall create or assume any Lien upon any of its property or assets, whether now owned or hereafter acquired, other than Liens permitted by the provisions of Section 8.2, make or cause to be made effective provision whereby the Obligations will be secured by such Lien equally and ratably with any and all other Debt thereby secured so long as any such other Debt shall be so secured.

         Section VII.4. Compliance with Laws. Each Borrower will comply, and will cause each of the Subsidiaries to comply, and in respect to ERISA will cause each of its ERISA Affiliates to comply, with all applicable laws, rules, regulations and orders except, in any such case, where failure to comply would not be reasonably expected to have a Material Adverse Effect.

         Section VII.5. Corporate Existence. Each Borrower will maintain, and will cause each of the Subsidiaries to maintain, its corporate existence and all material licenses and permits necessary for the conduct of its business, except where the failure to so maintain such licenses and permits would not reasonably be expected to have a Material Adverse Effect.

         Section VII.6. Insurance. Each Borrower will maintain, and will cause each of the Subsidiaries to maintain, insurance in amounts, and against such liabilities and hazards, and with such carriers, as is customarily maintained in accordance with prudent business practice by companies operating similar businesses and such other insurance as required by law, and upon written request by the Administrative Agent, will deliver a certificate specifying the details of such insurance.

         Section VII.7. Taxes and Claims. Each Borrower will, and will cause each of the Subsidiaries to, pay when due all taxes and all obligations owed by it to vendors, suppliers and other Persons for work, labor and materials, other than such taxes and obligations which are being contested in good faith and for which adequate reserves are established in accordance with GAAP.

         Section VII.8. Maintenance. Each Borrower will maintain, and will cause each of the Subsidiaries to maintain, their properties in good repair and working order such that the absence of which would not be reasonably expected to have a Material Adverse Effect.

         Section VII.9. Keeping Books and Records. Each Borrower will maintain, and will cause each of the Subsidiaries to maintain, proper books of record and account in which full, true, and correct entries in conformity with GAAP shall be made of all dealings and transactions in relation to its business and activities.

         Section VII.10. Compliance With Agreements. Each Borrower will comply, and will cause each of the Subsidiaries to comply, in all material respects with all agreements, contracts, and instruments binding on it or affecting its properties or business, except where failure to comply would not be reasonably expected to have a Material Adverse Effect.

         Section VII.11. Further Assurances. Each Borrower will, and will cause each Subsidiary to, execute and deliver such further agreements and instruments and take such further action as may be reasonably requested by the Administrative Agent to carry out the provisions and purposes of this Agreement, the Notes, the Guaranty Agreement and the other Loan Documents. Without in any way limiting the foregoing, if at any time the total assets (determined in accordance with GAAP but excluding stock of the Subsidiaries) of the Borrowers and the Guarantors equal less than 80% of the total assets of the Borrowers and the Subsidiaries on a consolidated basis in accordance with GAAP, the Administrative Agent or the Required Banks may reasonably request the Borrowers to cause one or more additional Subsidiaries (which Subsidiary or Subsidiaries shall then be deemed to be Material Subsidiaries) to execute and deliver to the Administrative Agent a Guaranty Agreement in form and substance satisfactory to the Administrative Agent, pursuant to which each such Subsidiary guarantees the prompt payment and performance in full of all of the Obligations and subordinates any and all Debt of any Borrower or any Subsidiary to such Guarantor, together with such legal opinions, corporate and partnership documents and certificates as Administrative Agent or its counsel may require in connection therewith.

                                 ARTICLE VIII

                              Negative Covenants

         Each Borrower covenants and agrees that, as long as the Obligations or any part thereof are outstanding or any Bank has any Commitment hereunder, each Borrower will perform and observe the following negative covenants, unless the Required Banks (or the Administrative Agent with the consent of the Required Banks) shall otherwise consent in writing:

         Section VIII.1. Subsidiary Debt. Global will not permit GPX Corp. or any of its other Subsidiaries to incur, create, assume, or permit to exist, any Debt except:

                  (a)  Debt of GPX Corp. under this Agreement;

                  (b) the obligations of the Guarantors under the Guaranty Agreements;

                  (c)  Debt existing on the date hereof and described on
                       Schedule 2 hereto, together with any refinancings, extensions and renewals (but not increases above committed amounts thereof as of the Closing Date) thereof;

                  (d) Debt owed to a Borrower or a wholly-owned Subsidiary that is a Guarantor; and

                  (e)  Debt other than Debt permitted under subsections (a), (b)
                       (c) or (d) of this Section 8.1, so long as, after giving effect thereto, the aggregate amount of Priority Debt (excluding Priority Debt described in subsection (c) of this Section 8.1) does not at any time exceed the sum of
                       (i) 17.5% of Consolidated Tangible Net Worth, plus (ii) the principal amount of any existing Debt listed on Schedule 2B hereof which is repaid after the Closing Date (which shall include with respect to the Aken Debt the maximum committed amount of such indebtedness as of the Closing Date regardless of the principal amount outstanding on the Closing Date), plus (iii) the face amount of all outstanding commercial letters of credit issued for the account of a Borrower or a Subsidiary, up to an aggregate amount of $10,000,000.

         Section VIII.2. Limitation on Liens. The Borrowers will not and will not permit any of the Subsidiaries to create, incur, assume, or suffer to exist any Lien on their property or assets except for:

                  (a) Liens for property taxes or Liens securing obligations owed to mechanics and materialmen provided such taxes or obligations are not in violation of Section 7.7;

                  (b) Liens resulting from judgments which a Borrower is contesting in good faith by appropriate proceedings, provided that adequate book reserves shall have been made for such judgment and such Liens are stayed by appropriate proceedings;

                  (c) Liens incidental in the ordinary course of any Borrower's business which do not secure Debt and do not materially impair or detract from the value of such property or asset;

                  (d) Liens created to secure Debt incurred or assumed to pay all or any part of the purchase price of, or constituting a lease of, fleet vehicles or office equipment purchased or leased by a Borrower or a Subsidiary, provided that (i) any such Lien attaches solely to the vehicles or office equipment so purchased or leased, (ii) the principal amount of the obligations secured by any such Lien shall at no time exceed the purchase price of such vehicles or office equipment, (iii) recourse for the obligations secured by any such Lien shall be limited solely to the vehicles or office equipment so purchased or leased, and
         (iv) any such Lien shall be created contemporaneously with the purchase or lease of such vehicles or office equipment;

                  (e) Liens securing Debt of a Subsidiary to a Borrower, provided that such Liens secure the Obligations equally and ratably with all other Debt secured thereby pursuant to documentation reasonably satisfactory to the Agent and the Required Banks.

                  (f) Liens in existence on the Closing Date and either (i) permitted by clauses (a) through (e) of this Section 8.2, or (ii) listed on Schedule 5 hereto;

                  (g) Liens securing Debt incurred to pay the purchase price or costs of construction of fixed assets or assumed as part of the purchase price of fixed assets, or Liens on fixed assets of a Subsidiary securing Debt of such Subsidiary where such Liens and Debt existed at the time such Subsidiary initially became a Subsidiary (and such Liens and Debt were not created in contemplation of such Subsidiary becoming a Subsidiary) provided (i) in the case of such Liens securing Debt incurred to pay the purchase price or costs of construction, the Lien attaches solely to the fixed assets so purchased or constructed, and the Lien is created not later than 270 days after the purchase of or completion of construction of such fixed assets; (ii) in the case of such Liens and Debt existing at the time such Subsidiary initially became a Subsidiary, the Lien attaches solely to the fixed assets which were so encumbered, and secures solely the Debt so secured, at the time such Subsidiary initially became a Subsidiary; (iii) at the time of the creation of such Liens, the Debt secured by such Liens does not exceed the purchase price or costs of construction of such fixed assets; (iv) the aggregate amount of Debt secured by Liens permitted by this clause (g) does not at any time exceed the remainder of (A) 35% of Consolidated Tangible Net Worth minus (B) the aggregate amount of Priority Debt; (v) the incurrence of such Debt is economically beneficial to the Borrowers; and (vi) after giving effect to the Debt secured by such Liens, no Default or Event of Default shall exist;

                  (h) Other Liens, provided the aggregate amount of Priority Debt does not at any time exceed the amount set forth in Section 8.1(e).

         Section VIII.3. Asset Dispositions. The Borrowers will not and will not permit the Subsidiaries to make any Asset Disposition, other than in the ordinary course of business, unless:

                  (a) Such Borrower or such Subsidiary receives full, fair and reasonable consideration at the time of such Asset Disposition at least equal to the fair market value of such asset being disposed; and either:

                       (i) the aggregate book value of all Asset Dispositions during any fiscal year of Global does not exceed 15% of the book value of consolidated assets of the Borrowers and their Subsidiaries as of the end of the immediately preceding fiscal year of Global, or

                       (ii) an amount equal to the proceeds attributable to or realized from the portion of the aggregate book value of Asset Dispositions in any fiscal year of Global that exceeds 15% of the book value of consolidated assets of the Borrowers and the Subsidiaries as of the end of the immediately preceding fiscal year of Global (the "Excess Sale Proceeds") is applied by any Borrower or any Subsidiary within 180 days after the applicable Asset Disposition to: (A) acquire productive assets consistent with the general nature of the business of the Borrowers and the Subsidiaries, taken as a whole; or (B) invest in assets allowed for in clauses (i) through (ix) of the definition of Restricted Investments; provided, any Excess Sale Proceeds invested in any Guarantor as allowed for in clause (i) of the definition of Restricted Investments shall be applied by such Guarantor in accordance with this clause (ii); provided, further, any Excess Sale Proceeds invested in assets allowed for in clauses (iii) through (ix) of the definition of Restricted Investments shall remain Excess Sale Proceeds subject to the restrictions set forth in this clause (ii), and shall remain continuously invested in assets allowed for in clauses (iii) through (ix) of the definition of Restricted Investments or otherwise be immediately applied as set forth in subclauses (A), (B) or (C) of this clause (ii); (C) reduce the outstanding Obligations or other Debt of the Borrowers or the Subsidiaries; provided, however, that any such reduction in Debt other than the Obligations resulting from Excess Sale Proceeds shall be made pro rata with all Debt which is pari passu with the Obligations (including as a voluntary prepayment of the Obligations) outstanding; or (D) at any time which the ratio of Consolidated Funded Debt to Consolidated EBITDA is less than 3.50 to 1.00, purchase or redeem any shares of their respective stock or other equity interests, provided that any such purchase or redemption does not otherwise cause a Default or Event of Default and provided further that such ratio shall not at any time exceed the applicable ratio specified in Section 9.3; or

                  (b) such Asset Disposition is the disposition of property within 270 days following the date such property is acquired or constructed by any Borrower or any Subsidiary, and any Borrower or any Subsidiary leases, as lessee, the same property simultaneously with such Asset Disposition; or

                  (c) such Asset Disposition is made to a Borrower or a Subsidiary which is a Guarantor hereunder.

                  As used herein, "Asset Disposition" means any sale, lease, transfer, exchange or other disposition, including any disposition by means of a merger, consolidation or similar transaction (or series of related sales, leases, transfers, exchanges or dispositions) of shares of capital stock of a Subsidiary, of property or assets (including any interests therein) by any Borrower or any Subsidiary. For purposes of clause (a) above, the "book value" of any Asset Disposition of property or assets not wholly-owned by the Borrowers and Subsidiaries shall be expressly limited to the Borrowers' and Subsidiaries' interest in such property or assets.

         Section VIII.4. Merger and Consolidations. The Borrowers will not, and will not permit any Subsidiary to, merge or consolidate with any other Person, or sell, lease, transfer or otherwise dispose of all or a substantial part of its assets (other than as permitted by Section 8.3), except that,

                  (a) any Subsidiary which is a Guarantor may merge with a Borrower or another Subsidiary which is a Guarantor;

                  (b) any Subsidiary which is not a Guarantor may merge with any other Subsidiary which is not a Guarantor; and

                  (c) either Borrower or any Subsidiary may merge with any other Person if (i) at the time of such merger after giving effect thereto no Default or Event of Default shall exist, (ii) in the case of a merger of a Borrower, such Borrower shall be the surviving entity of such merger, (iii) in the case of a merger of a Subsidiary which is a Guarantor with a Person other than the Borrower or a Guarantor, (A) the surviving entity shall be a Subsidiary and shall exist under the laws of any state of the United States of America, (B) the surviving entity shall expressly assume, by written agreement, all of the obligations of such Guarantor under the Guaranty Agreement and
         (C) the surviving entity has a net worth of greater than zero at the time of such merger, (iv) in the case of a merger of a Subsidiary which is not a Borrower or a Guarantor with a Person other than a Borrower or a Guarantor, the surviving entity shall be a Subsidiary, and (v) the total cash and non-cash consideration paid and Debt assumed or incurred by any Borrower or any Subsidiary in connection with all such mergers shall not exceed the amount permitted by Section 8.5.

         Section VIII.5. Acquisitions. Without the prior written consent of the Required Banks (which consent will not be unreasonably withheld), the Borrowers will not, and (except for any such transaction between Subsidiaries which are Guarantors hereunder) will not permit any of the Subsidiaries to, purchase or otherwise acquire (whether by merger or otherwise) all or substantially all the assets of, or the equity interests in, any Person, unless, immediately before such purchase or acquisition and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing; provided, however, that, at any time the ratio of Consolidated Funded Debt to Consolidated EBITDA is greater than 3.75 to 1.00, the total cash and non-cash consideration paid and Debt assumed or incurred in connection with all such acquisitions made during the period from the Closing Date through such time of determination shall not exceed $40,000,000 in the aggregate, provided further that such ratio shall not at any time exceed the applicable ratio specified in Section 9.3. If the Borrowers request in writing that the Required Banks consent to any acquisition not otherwise permitted under this Section 8.5, the Required Banks agree to respond to any such request within 14 days after the time such request is made and reasonable supporting documentation and information has been provided to the Banks.

         Section VIII.6. Transactions with Affiliates. Other than transactions among the Borrowers and the Guarantors, the Borrowers will not, and will not permit any Subsidiary to, enter into any transaction or arrangement (including, without limitation, the purchase, sale, or exchange of property or the rendering of any service) with any Affiliate of such Borrower or such Subsidiary, except in the ordinary course of and pursuant to the reasonable requirements of such Borrower's or such Subsidiary's business and upon fair and reasonable terms which terms when considered together for such transaction are no less favorable than available in a comparable arms-length transaction with a Person not an Affiliate of such Borrower or such Subsidiary.

         Section VIII.7. Restricted Payments. (a) Except as permitted in Section
8.3 hereof, the Borrowers will not, and will not permit any of the Subsidiaries to, purchase or redeem any shares of their respective stock or other equity interests; (b) the Borrowers will not, and will not permit any of its Subsidiaries to, declare, pay, or make any dividend or distribution (in cash, property, or obligations) on any shares of any class of its own capital stock (now or hereafter outstanding) or other equity interests (now or hereafter outstanding), or on any warrants, options, or other rights with respect to any shares of any class of its own capital stock (now or hereafter outstanding) or other equity interests (now or hereafter outstanding) (other than dividends or distributions payable solely in its stock, or warrants to purchase its stock, or split-ups or reclassifications of its stock into additional or other shares of its stock, so long as such transactions do not involve the incurrence of Debt) nor will it apply, or permit any of the Subsidiaries to apply, any of their respective funds, properties or assets to the purchase, redemption, sinking fund or other retirement of any shares of any class of its own capital stock (now or hereafter outstanding) or other equity interests (now or hereafter outstanding); and (c) the Borrowers will not, and will not permit any of the Subsidiaries to, set aside any funds or make any deposit for any of the foregoing purposes; provided, however, (i) the Borrowers may declare, pay and make cash dividends and distributions and redeem and purchase its stock and equity interests, and set aside funds for such purposes, in each case so long as no Default or Event of Default shall have occurred and be continuing immediately prior thereto or will result therefrom and (ii) any Subsidiary may pay dividends to a Borrower or any Guarantor.

         Section VIII.8. Nature of Business. The Borrowers will not, and will not permit any of the Subsidiaries to, engage in any business, if as a result, when taken as a whole, the general nature of the business of the Borrowers and the Subsidiaries would be substantially changed from the business at the Closing Date.

         Section VIII.9. Restricted Investments. The Borrowers will not make, or permit any Subsidiary to make, any Restricted Investment.

                                  ARTICLE IX

                              Financial Covenants

         Each Borrower covenants and agrees that, as long as the Obligations or any part thereof are outstanding or any Bank has any Commitment hereunder, the Borrowers will observe and perform the following financial covenants, unless the Required Banks (or the Administrative Agent with the consent of the Required Banks) shall otherwise consent in writing:

         Section IX.1. Minimum Consolidated Net Worth. The Borrowers will not permit the Consolidated Net Worth to be less than the sum of (a) $296,000,000, plus (b) for the two-month period ending September 30, 1998 and thereafter for each fiscal quarter of the Borrowers ended through the date of determination, beginning with the fiscal quarter ending December 31, 1998, 25% of the positive Consolidated Net Income, after provision for income taxes, of the Borrowers and the Subsidiaries for such two-month period and such quarter, plus (c) 100% of the Net Proceeds received by the Borrowers from any issuance, sale or other disposition of any shares of capital stock or other equity securities of the Borrowers of any class (or any securities convertible or exchangeable for any such shares, or any rights, warrants, or options to subscribe for or purchase any such shares). Notwithstanding anything contained herein to the contrary, for purposes of calculating Consolidated Net Worth under this Section 9.1 only, (a) the after-tax effects, up to an aggregate amount of $16,000,000, of any charges which are incurred by the Borrowers as a result of closing any manufacturing facility owned by Harbison-Walker Refractories Company, a Subsidiary of Global, shall reduce the required Consolidated Net Worth, and (b) the after-tax effects of any write-down of goodwill of Corrosion IP Corp., up to an aggregate amount of $33,000,000, shall reduce the required Consolidated Net Worth.

         Section IX.2 Interest Coverage Ratio. The Borrowers will maintain or cause to be maintained, as of the end of each fiscal quarter of the Borrowers for the most recent four (4) fiscal quarters then ended, an Interest Coverage Ratio of not less than 2.0 to 1.0.

         Section IX.3. Funded Debt/EBITDA Ratio. The Borrowers will maintain or cause to be maintained, as of the end of each fiscal quarter of the Borrowers for the most recent four (4) fiscal quarters then ended, a ratio of Consolidated Funded Debt to Consolidated EBITDA of not greater than the ratio set forth below during the applicable time period set forth below:

                   Time Period                             Ratio
                   -----------                             -----
From the Closing Date through the first Anniversary     4.25 to 1.00
Date

From the first Anniversary Date through February 29,    3.75 to 1.00
2000

From February 29, 2000 through the second               3.50 to 1.00
Anniversary Date

From the second Anniversary Date and thereafter         3.25 to 1.00

         Section IX.4. Capital Expenditures. The Borrowers will not permit the aggregate Capital Expenditures of the Borrowers and the Subsidiaries to exceed $100,000,000 during any fiscal year while the ratio of Consolidated Funded Debt to Consolidated EBITDA is at any time greater than 3.25 to 1.00, provided that such ratio shall not at any time exceed the applicable ratio specified in
Section 9.3.

                                   ARTICLE X

                                    Default

         Section X.1. Events of Default. Each of the following shall be deemed an "Event of Default":

                  (a) Either Borrower fails to pay any installment of principal on any of the Notes when due or fails to pay any other portion of the Obligations (other than fees and interest on the Notes) when due.

                  (b) Either Borrower fails to pay any fees or any interest on any of the Notes when due and such failure continues for a period of five (5) calendar days.

                  (c) Any representation or warranty made or deemed made by either Borrower, any Subsidiary, or any Obligated Party (or any of their respective officers) in any Loan

         Document or in any certificate, report, notice, or financial statement furnished at any time in connection with this Agreement shall be false, misleading, or erroneous in any material respect when made or deemed to have been made.

                  (d) Either Borrower or any Obligated Party shall fail to perform, observe, or comply with any of the covenants contained in
         Article IX hereof.

                  (e) Either Borrower or any Obligated Party shall fail to perform, observe, or comply with any of the covenants contained in
         Article VIII hereof, and such failure shall continue for five (5) calendar days.

                  (f) Either Borrower or any Obligated Party shall fail to perform, observe, or comply with any agreement, covenant, term or condition contained in this Agreement (other than those specified in subsections (a) through (e) above), and such failure shall not be remedied within 30 days after any Responsible Officer obtains actual knowledge thereof.

                  (g) Either Borrower, any Obligated Party or any other Subsidiary shall commence a voluntary proceeding seeking liquidation, reorganization, or other relief with respect to itself or its debts under any bankruptcy, insolvency, or other similar law now or hereafter in effect in any jurisdiction or seeking the appointment of a trustee, receiver, liquidator, custodian, or other similar official of its or a substantial part of its property or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it or shall make a general assignment for the benefit of creditors or shall generally fail to pay its debts as they become due or shall take any corporate or partnership action to authorize any of the foregoing.

                  (h) Any involuntary proceeding shall be commenced against either Borrower, any Obligated Party or any other Subsidiary seeking liquidation, reorganization, or other relief with respect to it or its debts under any bankruptcy, insolvency, or other similar law now or hereafter in effect in any jurisdiction or seeking the appointment of a trustee, receiver, liquidator, custodian, or other similar official for it or a substantial part of its property, and such involuntary proceeding shall remain undismissed and unstayed for a period of 60 days.

                  (i) (i) Either Borrower, any Obligated Party or any other Subsidiary defaults (whether as primary obligor or as guarantor or other surety) in any payment of principal of or interest on any Debt (other than the Obligations and the Aken Debt) beyond any period of grace provided with respect thereto; or (ii) either Borrower, any Obligated Party or any other Subsidiary fails to perform or observe any other agreement, term or condition contained in any agreement under which any such Debt is created (or if any other event thereunder or under any such agreement shall occur and be continuing) and the effect of such failure or other event is to cause or permit the holder or holders of such Debt (or any Person acting on behalf of such holder or holders) to cause such Debt to become due (or to be repurchased by either Borrower, any Obligated Party or any other Subsidiary) prior to any stated maturity, provided that if any such failure or other event shall be waived or cured (as evidenced by a writing from such holder or holders of such Debt or any Person acting on behalf of such holder or holders) then, to the extent of such waiver or cure, the Event of Default hereunder by reason of such failure or other event shall be deemed likewise to have been thereupon waived or cured except to the extent such failure or other event otherwise constitutes a Default or Event of Default under any provision of this Agreement other than this Section 10.1(i); provided that the aggregate amount of all Debt as to which such a payment default shall occur and be continuing or such a failure or other event permitting or causing acceleration (or resale to any Borrower or any Subsidiary) shall occur and be continuing exceeds $10,000,000.

                  (j) One or more final judgments or orders in an aggregate amount in excess of $15,000,000 is rendered against either Borrower, any Obligated Party or any other Subsidiary (exclusive of judgment amounts to the extent covered by insurance, subject to applicable deductibles or retentions, except where the insurer is contesting coverage in respect of such judgment), and either (i) any creditor has commenced execution of such judgment or order, or (ii) within 30 days after entry thereof such judgment is not discharged or execution thereof stayed pending appeal, or within 30 days after the expiration of any such stay, such judgment is not discharged.

                  (k) A Reportable Event occurs with respect to any Plan, excluding events currently described in clauses (2), (3), (4), (7),
         (8), (9), (11), (12) and (13) of Section 4043(c) of ERISA.

                  (l) A complete or partial withdrawal under Section 4201 or 4204 of ERISA from a Multiemployer Plan or a reorganization, insolvency, or termination of any Multiemployer Plan or an assertion by a Multiemployer Plan of withdrawal liability against either Borrower, any Obligated Party, any Subsidiary or any ERISA Affiliate occurs and such event or condition, together with all other such events or conditions, if any, have subjected or could in the reasonable opinion of the Required Banks subject such Borrower, such Obligated Party or any Subsidiary to any tax, penalty, or other liability to a Plan, a Multiemployer Plan, the PBGC, or otherwise (or any combination thereof) which individually or in the aggregate exceed or could reasonably be expected to exceed $5,000,000.

                  (m) This Agreement or any other Loan Document shall cease to be in full force and effect or shall be declared null and void or the validity or enforceability thereof shall be contested or challenged by either Borrower, any Obligated Party or any other Subsidiary or any of their respective shareholders, or either Borrower, any Obligated Party or any other Subsidiary shall deny that it has any further liability or obligation under any of the Loan Documents.

                  (n) Either Borrower, any Obligated Party or any other Subsidiary, or any of their properties, revenues, or assets, shall become subject to an order of forfeiture, seizure, or divestiture which could have a Material Adverse Effect, and the same shall not have been discharged within 30 days from the date of entry thereof.

                  (o)  Any Material Adverse Effect shall occur.

                  (p) The RCSA Loan is not paid in full on or before the date specified in Section 2.8.

         Section X.2. Remedies Upon Default. If any Event of Default shall occur and be continuing, the Administrative Agent may, with the consent of the Required Banks (and if directed by the Required Banks, shall), do any one or more of the following: (a) declare the Obligations or any part thereof to be immediately due and payable, and the same shall thereupon become immediately due and payable, without notice, demand, presentment, notice of dishonor, notice of acceleration, notice of intent to accelerate, notice of intent to demand, protest, or other formalities of any kind, all of which are hereby expressly waived by each Borrower, (b) terminate the Commitments without notice to either Borrower, (c) reduce any claim to judgment, and (d) exercise any and all rights and remedies afforded by the laws of the State of Texas or any other jurisdiction, by any of the Loan Documents, by equity, or otherwise; provided, however, that upon the occurrence of an Event of Default under Section 10.1(g) or (h), the Commitments of the Banks shall automatically terminate, and the Obligations shall become immediately due and payable without notice, demand, presentment, notice of dishonor, notice of acceleration, notice of intent to accelerate, notice of intent to demand, protest, or other formalities of any kind, all of which are hereby expressly waived by each Borrower.

         Section X.3. Performance by the Administrative Agent. If either Borrower shall fail to perform any covenant or agreement contained in any of the Loan Documents, the Administrative Agent may perform or attempt to perform such covenant or agreement on behalf of such Borrower. In such event, each Borrower agrees to, at the request of the Administrative Agent, promptly pay any amount expended by the Administrative Agent in connection with such performance or attempted performance to the Administrative Agent, together with interest thereon at the Default Rate from and including the date of such expenditure to but excluding the date such expenditure is paid in full. Notwithstanding the foregoing, it is expressly agreed that neither the Administrative Agent nor any Bank shall have any liability or responsibility for the performance of any obligation of either Borrower under this Agreement or any other Loan Document.

         Secton X.4. Setoff. If an Event of Default shall have occurred and be continuing, each Bank shall have the right to set off and apply against the Obligations in such manner as such Bank may determine, at any time and without notice to either Borrower, any and all deposits (general or special, time or demand, provisional or final) or other sums at any time credited by or owing from such Bank to such Borrower whether or not the Obligations are then due. Each Bank agrees to promptly notify the Administrative Agent after any such setoff and application. The rights and remedies of the Banks hereunder are in addition to other rights and remedies (including, without limitation, other rights of setoff) which the Banks may have.

                                  ARTICLE XI

                                  The Agents

         Section XI.1. Appointment, Powers and Immunities. In order to expedite the various transactions contemplated by this agreement, the Banks hereby irrevocably appoint and authorize (a) Chase to act as their Administrative Agent hereunder and under each of the other Loan Documents, and (b) The Chase Manhattan Bank to act as their Auction Administration Agent hereunder and under each of the other Loan Documents. Chase consents to such appointment and agrees to perform the duties of the Administrative Agent as specified herein. The Chase Manhattan Bank consents to such appointment and agrees to perform the duties of the Auction Administration Agent as specified herein. The Banks authorize and direct the Administrative Agent and the Auction Administration Agent to take such action in their name and on their behalf under the terms and provisions of the Loan Documents and to exercise such rights and powers thereunder as are specifically delegated to or required of such Agents for the Banks, together with such rights and powers as are reasonably incidental thereto. The Administrative Agent is hereby expressly authorized to act as the Administrative Agent on behalf of itself and the other Banks:

                  (a) To receive on behalf of each of the Banks any payment of principal, interest, fees or other amounts paid pursuant to this Agreement and the Notes and to distribute to each Bank its pro rata share of all payments so received as provided in this Agreement;

                  (b) To receive all documents and items to be furnished under the Loan Documents;

                  (c) To act as nominee for and on behalf of the Banks in and under the Loan Documents;

                  (d) To arrange for the means whereby the funds of the Banks are to be made available to the Borrowers;

                  (e) To distribute to the Banks information, requests, notices, payments, prepayments, documents and other items received from the Borrowers, the other Obligated Parties, and other Persons;

                  (f) To execute and deliver to the Borrowers, the other Obligated Parties, and other Persons, all requests, demands, approvals, notices, and consents received from the Banks;

                  (g) To the extent permitted by the Loan Documents, to exercise on behalf of each Bank all rights and remedies of Banks upon the occurrence of any Event of Default; and

                  (h) To take such other actions as may be requested by Required Banks.

         Neither any Agent nor any of its Affiliates, officers, directors, employees, attorneys, or agents shall be liable for any action taken or omitted to be taken by any of them hereunder or otherwise in connection with this Agreement or any of the other Loan Documents except for its or their own gross negligence or willful misconduct. Without limiting the generality of the preceding sentence, the Administrative Agent and the Auction Administration Agent, as applicable, (i) may treat the payee of any Note as the holder thereof until the Administrative Agent receives written notice of the assignment or transfer thereof signed by such payee and in form satisfactory to the Administrative Agent; (ii) shall have no duties or responsibilities except those expressly set forth in this Agreement and the other Loan Documents, and shall not by reason of this Agreement or any other Loan Document be a trustee or fiduciary for any Bank; (iii) shall not be required to initiate any litigation or collection proceedings hereunder or under any other Loan Document except to the extent requested by Required Banks; (iv) shall not be responsible to the Banks for any recitals, statements, representations or warranties contained in this Agreement or any other Loan Document, or any certificate or other document referred to or provided for in, or received by any of them under, this Agreement or any other Loan Document, or for the value, validity, effectiveness, enforceability, or sufficiency of this Agreement or any other Loan Document or any other document referred to or provided for herein or therein or for any failure by any Person to perform any of its obligations hereunder or thereunder;
(v) may consult with legal counsel (including counsel for the Borrowers), independent public accountants, and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants, or experts; and (vi) shall incur no liability under or in respect of any Loan Document by acting upon any notice, consent, certificate, or other instrument or writing believed by it to be genuine and signed or sent by the proper party or parties. As to any matters not expressly provided for by this Agreement, the Agents shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with instructions signed by Required Banks, and such instructions of Required Banks and any action taken or failure to act pursuant thereto shall be binding on all of the Banks; provided, however, that no Agent shall be required to take any action which exposes such Agent to personal liability or which is contrary to this Agreement or any other Loan Document or applicable law.

         Section XI.2. Rights of Agents as Banks. With respect to their Commitments, the Advances made by them and the Notes issued to them, each Bank that is an Agent shall have the same rights and powers hereunder as any other Bank and may exercise the same as though it were not acting as an Agent, and the term "Bank" or "Banks" shall, unless the context otherwise indicates, include each Bank that is an Agent in its individual capacity. Each Agent and its Affiliates may (without having to account therefor to any Bank) accept deposits from, lend money to, act as trustee under indentures of, provide merchant banking services to, and generally engage in any kind of business with the Borrowers, any of their Subsidiaries, any other Obligated Party, and any other Person who may do business with or own securities of the Borrowers, any Subsidiary, or any other Obligated Party, all as if it were not acting as the an Agent and without any duty to account therefor to the Banks. Neither the Documentation Agent nor the Co-Agent shall have any duties or responsibilities under this Agreement or the other Loan Documents except in its role as a Bank.

           Section XI.3. Sharing of Payments, Etc. If any Bank shall obtain any payment of any principal of or interest on any Advance made by it under this Agreement or payment of any other obligation under the Loan Documents then owed by the Borrower or any other Obligated Party to such Bank, whether voluntary, involuntary, through the exercise of any right of setoff, banker's lien, counterclaim or similar right, or otherwise, in excess of its pro rata share, such Bank shall promptly purchase from the other Banks participations in the Advances held by them hereunder in such amounts, and make such other adjustments from time to time as shall be necessary to cause such purchasing Bank to share the excess payment ratably with each of the other Banks in accordance with its pro rata portion thereof. To such end, all of the Banks shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if all or any portion of such excess payment is thereafter rescinded or must otherwise be restored. Each Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any Bank so purchasing a participation in the Advances made by the other Banks may exercise all rights of setoff, banker's lien, counterclaim, or similar rights with respect to such participation as fully as if such Bank were a direct holder of Advances to the Borrowers in the amount of such participation. Nothing contained herein shall require any Bank to exercise any such right or shall affect the right of any Bank to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of the Borrower.

         SECTION XI.4. INDEMNIFICATION. THE BANKS HEREBY AGREE TO INDEMNIFY EACH AGENT FROM AND HOLD EACH AGENT HARMLESS AGAINST (TO THE EXTENT NOT REIMBURSED UNDER SECTIONS 12.1 AND 12.2, BUT WITHOUT LIMITING THE OBLIGATIONS OF THE BORROWER UNDER SECTIONS 12.1 AND 12.2), RATABLY IN ACCORDANCE WITH THEIR RESPECTIVE COMMITMENTS, ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, DEFICIENCIES, SUITS, COSTS, EXPENSES (INCLUDING ATTORNEYS' FEES), AND DISBURSEMENTS OF ANY KIND OR NATURE WHATSOEVER WHICH MAY BE IMPOSED ON, INCURRED BY, OR ASSERTED AGAINST SUCH AGENT IN ANY WAY RELATING TO OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY ACTION TAKEN OR OMITTED TO BE TAKEN BY SUCH AGENT UNDER OR IN RESPECT OF ANY OF THE LOAN DOCUMENTS; PROVIDED, FURTHER, THAT NO BANK SHALL BE LIABLE TO AN AGENT FOR ANY PORTION OF THE FOREGOING TO THE EXTENT CAUSED BY SUCH AGENT'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. WITHOUT LIMITATION OF THE FOREGOING, IT IS THE EXPRESS INTENTION OF THE BANKS THAT THE AGENTS SHALL BE INDEMNIFIED HEREUNDER FROM AND HELD HARMLESS AGAINST ALL OF SUCH LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, DEFICIENCIES, SUITS, COSTS, REASONABLE EXPENSES (INCLUDING REASONABLE ATTORNEYS' FEES), AND DISBURSEMENTS OF ANY KIND OR NATURE DIRECTLY OR INDIRECTLY ARISING OUT OF OR RESULTING FROM THE SOLE OR CONTRIBUTORY NEGLIGENCE OF ANY AGENT. WITHOUT LIMITING ANY OTHER PROVISION OF THIS SECTION, EACH BANK AGREES TO REIMBURSE EACH AGENT PROMPTLY UPON DEMAND FOR ITS PRO RATA SHARE (CALCULATED ON THE BASIS OF THE COMMITMENTS) OF ANY AND ALL OUT-OF-POCKET EXPENSES (INCLUDING ATTORNEYS' FEES) INCURRED BY SUCH AGENT IN CONNECTION WITH THE PREPARATION, EXECUTION, DELIVERY, ADMINISTRATION, MODIFICATION, AMENDMENT OR ENFORCEMENT (WHETHER THROUGH NEGOTIATIONS, LEGAL

PROCEEDINGS, OR OTHERWISE) OF, OR LEGAL ADVICE IN RESPECT OF RIGHTS OR RESPONSIBILITIES UNDER, THE LOAN DOCUMENTS, TO THE EXTENT THAT SUCH AGENT IS NOT REIMBURSED FOR SUCH EXPENSES BY THE BORROWERS.

         Section XI.5. Independent Credit Decisions. Each Bank agrees that it has independently and without reliance on any Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Borrowers (including without limitation due diligence regarding year 2000 compliance) and decision to enter into this Agreement and that it will, independently and without reliance upon any Agent or any other Bank, and based upon such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or any of the other Loan Documents. No Agent shall be required to keep itself informed as to the performance or observance by any Borrower or any Obligated Party of this Agreement or any other Loan Document or to inspect the properties or books of any Borrower or any Obligated Party. Except for notices, reports and other documents and information expressly required to be furnished to the Banks by the Administrative Agent hereunder or under the other Loan Documents, no Agent shall have any duty or responsibility to provide any Bank with any credit or other financial information concerning the affairs, financial condition or business of any Borrower or any Obligated Party (or any of their Affiliates) which may come into the possession of such Agent or any of its Affiliates.

         Section XI.6. Several Commitments. The Commitments and other obligations of the Banks under this Agreement are several. The default by any Bank in making an Advance in accordance with its Commitment shall not relieve the other Banks of their obligations under this Agreement. In the event of any default by any Bank in making any Advance, each nondefaulting Bank shall be obligated to make its Advance but shall not be obligated to advance the amount which the defaulting Bank was required to advance hereunder. In no event shall any Bank be required to advance an amount or amounts which shall in the aggregate exceed such Bank's Commitment. No Bank shall be responsible for any act or omission of any other Bank.

         Section XI.7 Successor Administrative Agent. Subject to the appointment and acceptance of a successor Administrative Agent as provided below, the Administrative Agent may resign at any time by giving notice thereof to the Banks, the Auction Administration Agent and the Borrowers and the Administrative Agent may be removed at any time with or without cause by Required Banks. Upon any such resignation or removal, Required Banks will have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by Required Banks and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent's giving of notice of resignation or the Required Banks' removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Banks, appoint a successor Administrative Agent, which shall be a commercial bank organized under the laws of the United States of America or any state thereof and having combined capital and surplus of at least One Hundred Million Dollars ($100,000,000). Upon the acceptance of its appointment as successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all rights, powers, privileges, immunities, and duties of the resigning or removed Administrative Agent, and the resigning or removed Administrative Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. After any Administrative Agent's resignation or removal as Administrative Agent, the provisions of this Article XI shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was the Administrative Agent.

         Section XI.8. Successor Auction Administrative Agent. Subject to the appointment and acceptance of a successor Auction Administration Agent as provided below, the Auction Administration Agent may resign at any time by giving written notice thereof to the Banks, the Administrative Agent and the Borrowers and the Auction Administration Agent may be removed at any time with or without cause by the Required Banks. Upon any such resignation or removal, Required Banks will have the right to appoint a successor Auction Administration Agent. If no successor Auction Administration Agent shall have been so appointed and shall have accepted such appointment within thirty (30) days after the retiring Auction Administration Agent's of giving notice of resignation or the Required Banks' removal of the retiring Auction Administration Agent, then the retiring Auction Administration Agent may, on behalf of the Banks, appoint a successor Auction Administration Agent, which shall be a commercial bank organized under the laws of the United States of America or of any state thereof and having combined capital and surplus of at least One Hundred Million Dollars ($100,000,000). Upon the acceptance of its appointment as successor Auction Administration Agent, such successor Auction Administration Agent shall thereupon succeed to and become vested with all the rights, powers, privileges, immunities, and duties of the resigning or removed Auction Administration Agent, and the resigning or removed Auction Administration Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. After any Auction Administration Agent's resignation or removal as the Auction Administration Agent, the provisions of this Article XI shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was the Auction Administration Agent.

         Section XI.9. Effect on Borrowers. The provisions set forth in this
Article XI shall not affect or limit the rights or obligations of the Borrowers except to the extent expressly provided therein.

                                  ARTICLE XII

                                 Miscellaneous

         Section XII.1. Expenses. The Borrowers hereby jointly and severally agree to pay on demand: (a) all actual out-of-pocket costs and expenses of the Agents in connection with the preparation, negotiation, execution, and delivery of this Agreement and the other Loan Documents and any and all amendments, modifications, renewals, extensions, and supplements thereof and thereto and the syndication and administration of the transactions contemplated by the Loan Documents, including, without limitation, the reasonable fees and expenses of legal counsel for the Agents (not to exceed any applicable cap specified in the Commitment Letter), (b) all costs and expenses of the Agents and the Banks, or any of them, in connection with any Default or Event of Default and the enforcement of this Agreement or any other Loan Document, including, without limitation, the reasonable fees and expenses of legal counsel for the Agents and the Banks, or any of them, (c) all transfer, stamp, documentary, or other similar taxes, assessments, or charges levied by any Governmental Authority in respect of this Agreement or any of the other Loan Documents, and (d) all other reasonable costs and expenses incurred by the Agents in connection with this Agreement or any other Loan Document.

         SECTION XII.2. INDEMNIFICATION. THE BORROWERS HEREBY JOINTLY AND SEVERALLY AGREE TO INDEMNIFY EACH AGENT AND EACH BANK AND EACH AFFILIATE THEREOF AND THEIR RESPECTIVE OFFICERS, DIRECTORS, SHAREHOLDERS, EMPLOYEES, ATTORNEYS, AGENTS, AND PARTICIPANTS FROM, AND HOLD EACH OF THEM HARMLESS AGAINST, ANY AND ALL LOSSES, LIABILITIES, CLAIMS, DAMAGES, PENALTIES, JUDGMENTS, DISBURSEMENTS, COSTS, INTEREST, EXPENSES (INCLUDING ATTORNEYS' FEES), AND AMOUNTS PAID IN SETTLEMENT TO WHICH ANY OF THEM MAY BECOME SUBJECT WHICH DIRECTLY OR INDIRECTLY ARISE FROM OR RELATE TO (A) THE NEGOTIATION, EXECUTION, DELIVERY, PERFORMANCE, ADMINISTRATION, OR ENFORCEMENT OF ANY OF THE LOAN DOCUMENTS, (B) ANY OF THE TRANSACTIONS CONTEMPLATED BY THE LOAN DOCUMENTS, (C) ANY BREACH BY ANY BORROWER OF ANY REPRESENTATION, WARRANTY, COVENANT, OR OTHER AGREEMENT CONTAINED IN ANY OF THE LOAN DOCUMENTS, (D) THE PRESENCE, RELEASE, THREATENED RELEASE, DISPOSAL, REMOVAL, OR CLEANUP OF ANY HAZARDOUS MATERIAL LOCATED ON, ABOUT, WITHIN, OR AFFECTING ANY OF THE PROPERTIES OR ASSETS OF ANY BORROWER OR ANY SUBSIDIARY, (E) ANY AND ALL TAXES, LEVIES, DEDUCTIONS, AND CHARGES IMPOSED ON ANY AGENT OR ANY BANK, OR (F) ANY INVESTIGATION, LITIGATION, OR OTHER PROCEEDING, INCLUDING, WITHOUT LIMITATION, ANY THREATENED INVESTIGATION, LITIGATION, OR OTHER PROCEEDING, RELATING TO ANY OF THE FOREGOING; PROVIDED, HOWEVER THAT (I) NO BORROWER SHALL HAVE ANY OBLIGATION TO PAY OR MAKE REIMBURSEMENT FOR ANY SETTLEMENT OF LITIGATION WITH A THIRD PARTY TO WHICH SUCH BORROWER HAS NOT CONSENTED (WHICH CONSENT SHALL NOT BE UNREASONABLY WITHHELD), AND (II) NO PERSON TO BE INDEMNIFIED HEREUNDER SHALL HAVE THE RIGHT TO BE INDEMNIFIED FOR ITS OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. WITHOUT LIMITING ANY PROVISION OF THIS AGREEMENT OR OF ANY OTHER LOAN DOCUMENT, IT IS THE EXPRESS INTENTION OF THE PARTIES HERETO THAT EACH PERSON TO BE INDEMNIFIED UNDER THIS SECTION SHALL BE INDEMNIFIED FROM AND HELD HARMLESS AGAINST ANY AND ALL LOSSES, LIABILITIES, CLAIMS, DAMAGES, PENALTIES, JUDGMENTS, DISBURSEMENTS, COSTS, AND REASONABLE EXPENSES (INCLUDING REASONABLE ATTORNEYS' FEES) ARISING OUT OF OR RESULTING FROM THE SOLE OR CONTRIBUTORY NEGLIGENCE OF SUCH PERSON.

         Section XII.3. Limitation of Liability. None of any Agent, any Bank, or any Affiliate, officer, director, employee, attorney, or agent thereof shall have any liability with respect to, and each Borrower hereby waives, releases, and agrees not to sue any of them upon, any claim for any special, indirect, incidental, or consequential damages suffered or incurred by such Borrower in connection with, arising out of, or in any way related to, this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or any of the other Loan Documents. Each Borrower hereby waives, releases, and agrees not to sue any Agent or any Bank or any of their respective Affiliates, officers, directors, employees, attorneys, or agents for punitive damages in respect of any claim in connection with, arising out of, or in any way related to, this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or any of the other Loan Documents.

         Section XII.4. No Fiduciary Relationship. The relationship between each Borrower and each Bank with respect to the Loan Documents and the transactions governed thereby is solely that of debtor and creditor, and neither any Agent nor any Bank has any fiduciary or other special relationship with any Borrower with respect to the Loan Documents and the transactions governed thereby, and no term or condition of any of the Loan Documents shall be construed so as to deem the relationship between any Borrower and any Bank with respect to the Loan Documents and the transactions governed thereby to be other than that of debtor and creditor.

         Section XII.5. No Waiver; Cumulative Remedies. No failure on the part of any Agent or any Bank to exercise and no delay in exercising, and no course of dealing with respect to, any right, power, or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The rights and remedies provided for in this Agreement and the other Loan Documents are cumulative and not exclusive of any rights and remedies provided by law.

         Section XII.6. Successors and Assigns

                  (a) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Neither Borrower shall be permitted to assign or transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and all of the Banks. Any Bank may sell participations to one or more banks or other institutions in or to all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including, without limitation, all or a portion of its Commitments and the Advances owing to it); provided, however, that (i) such Bank's obligations under this Agreement and the other Loan Documents (including, without limitation, its Commitment) shall remain unchanged, (ii) such Bank shall remain solely responsible to the Borrowers for the performance of such obligations, (iii) such Bank shall remain the holder of its Notes for all purposes of this Agreement, (iv) the Borrowers shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement and the other Loan Documents, and (v) such Bank shall not sell a participation that conveys to the participant the right to vote or give or withhold consents under this Agreement or any other Loan Document, other than the right to vote upon or consent to (A) any increase of such Bank's Commitment, (B) any reduction of the principal amount of, or interest to be paid on, the Advances of such Bank, (C) any reduction of any commitment fee or other amount payable to such Bank under any Loan Document, or (D) any postponement of any date for the payment of any amount payable in respect of the Advances of such Bank. Such participants shall have no rights under the Loan Documents, other than certain voting rights as provided above. Subject to the following, each Bank may obtain (on behalf of its participants) the benefits of Article IV with respect to all participations in its part of the Obligations outstanding from time to time.

                  (b) Each Borrower and each of the Banks agree that any Bank may at any time assign to one or more Eligible Assignees all, or a proportionate part of all, of its rights and obligations under this Agreement and the other Loan Documents (including, without limitation, all or a portion of its Commitment and the same portion of the Committed Advances owing to it); provided, however, that (i) each such assignment shall be of a consistent, and not a varying, percentage of all of the assigning Bank's rights and obligations under this Agreement and the other Loan Documents (other than any Competitive Advances, any Competitive Notes and any right to make Competitive Advances), (ii) except in the case of an assignment of all of a Bank's rights and obligations under this Agreement and the other Loan Documents, the amount of the Commitment of the assigning Bank being assigned pursuant to each assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $5,000,000, and the amount of the Commitment of the assigning Bank remaining after each such assignment shall in no event be less than $5,000,000, and (iii) the parties to each such assignment shall execute and deliver to the Administrative Agent for its acceptance and recording in the Register (as defined below), an Assignment and Acceptance, together with any Note or Notes subject to such assignment, and a processing and recordation fee of $3,000.00. Upon such execution, delivery, acceptance, and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least ten (10) Business Days after the execution thereof, or, if so specified in such Assignment and Acceptance, the date of acceptance thereof by the Administrative Agent, (x) the assignee thereunder shall be a party hereto as a "Bank" and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Bank hereunder and under the Loan Documents and (y) the Bank that is an assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement and the other Loan Documents (and, in the case of an Assignment and Acceptance covering all or the remaining portion of a Bank's rights and obligations under the Loan Documents, such Bank shall cease to be a party thereto).

                  (c) By executing and delivering an Assignment and Acceptance, the Bank that is an assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Bank makes no representation or warranty and assumes no responsibility with respect to any statements, warranties, or representations made in or in connection with the Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency, or value of the Loan Documents or any other instrument or document furnished pursuant thereto; (ii) such assigning Bank makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any Obligated Party or the performance or observance by any Borrower or any Obligated Party of its obligations under the Loan Documents; (iii) such assignee confirms that it has received a copy of the other Loan Documents, together with copies of the financial statements referred to in Section 6.2 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Administrative Agent or such assignor or any other Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes the Administrative Agent and the Auction Administration Agent to take such action as agent on its behalf and exercise such powers under the Loan Documents as are delegated to each such Agent by the terms thereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Bank.

                  (d) The Administrative Agent may maintain at its Principal Office a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Banks and the Commitment of, and principal amount of the Advances owing to, each Bank from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrowers, the Administrative Agent, and the Banks may treat each Person whose name is recorded in the Register as a Bank hereunder for all purposes under the Loan Documents. The Register shall be available for inspection by any Borrower or any Bank at any reasonable time and from time to time upon reasonable prior notice.

                  (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Bank and assignee representing that it is an Eligible Assignee, together with any Note or Notes subject to such assignment, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit "H" hereto and all requirements set forth in this Section have been satisfied, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register, if any, and (iii) give prompt written notice thereof to the Borrowers. Within five (5) Business Days after its receipt of such notice, the Borrowers, at their expense, shall execute and deliver to the Administrative Agent in exchange for the surrendered Note or Notes, if any (x) a new Committed Note payable to the order of such Eligible Assignee in an amount equal to the Commitment assumed by it pursuant to such Assignment and Acceptance,
         (y) if the assigning Bank has retained its Competitive Note, a new Competitive Note to the order of the Eligible Assignee and, (z) if the assigning Bank has retained a Commitment, a new Committed Note payable to the order of the assigning Bank in an amount equal to the Commitment retained by it hereunder (each such promissory note shall constitute a "Note" for purposes of the Loan Documents). Such new Committed Notes shall be in an aggregate face amount of the surrendered Committed Note, shall be dated the effective date of such Assignment and Acceptance, and shall otherwise be in substantially the form of Exhibit "A-1" hereto. Such new Competitive Note, if any, shall be in the face amount of the Total Commitment, shall be dated the effective date of such Assignment and Acceptance, and shall otherwise be in substantially the form of Exhibit "A-2" hereto.

                  (f) Any Bank may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Borrowers or their Subsidiaries furnished to such Bank by or on behalf of any Borrower or its Subsidiaries.

                  (g) Any Bank may at any time, without the consent of the Borrower or the Administrative Agent, collaterally assign all or any of its rights under the Loan Documents to a Federal Reserve Bank; provided, however, that no such assignment shall release the assigning Bank from its obligations thereunder.

         Section XII.7. Survival. All representations and warranties made in this Agreement or any other Loan Document or in any document, statement, or certificate furnished in connection with this Agreement shall survive the execution and delivery of this Agreement and the other Loan Documents, and no investigation by any Agent or any Bank or any closing shall affect the representations and warranties or the right of any Agent or any Bank to rely upon them. Without prejudice to the survival of any other obligation of the Borrowers hereunder, the obligations of the Borrowers under Sections 12.1, 12.2 and Article IV shall survive repayment of the Notes and termination of the Commitments.

         Section XII.8. Amendments, Etc.. No amendment or waiver of any provision of this Agreement, the Notes, or any other Loan Document to which either Borrower is a party (other than any amendment or waiver regarding fees payable to any Agent or any Affiliate of any Agent solely for its account), nor any consent to any departure by either Borrower therefrom, shall in any event be effective unless the same shall be agreed or consented to in writing by Required Banks (or Administrative Agent with the consent of Required Banks) and each Borrower, and each such waiver, amendment, or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, that no amendment, waiver, or consent shall, unless in writing and signed by all of the Banks and each Borrower, do any of the following: (a) increase Commitments of the Banks or subject the Banks to any additional obligations; (b) reduce the principal of, or interest on, the Notes or any fees or other amounts payable hereunder (except any fees payable to the Administrative Agent or any Affiliate of the Administrative Agent solely for its account as specified herein, in the Fee Letter or otherwise); (c) extend the Termination Date (pursuant to Section 2.12 or otherwise) or postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder (except any fees payable to the Administrative Agent or any Affiliate of the Administrative Agent solely for its account as specified herein, in the Fee Letter or otherwise); (d) waive or modify any of the conditions specified in Article V; (e) change the definition of "Required Banks" or the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes which shall be required for the Banks or any of them to take any action under this Agreement; (f) change any provision contained in this Section 12.8; or (g) release any of the Guarantors in whole or in part or waive any of the Guaranty Agreements in whole or in part. Notwithstanding anything to the contrary contained in this Section, (1) no amendment, waiver, or consent shall be made with respect to Article XI hereof without the prior written consent of the Administrative Agent, and (2) no amendment, waiver, or consent shall affect the rights or duties of the Auction Administration Agent without the prior written consent of Auction Administration Agent.

         Section XII.9. Maximum Interest Rate. No provision of this Agreement or any other Loan Document shall require the payment or the collection of interest in excess of the maximum amount permitted by applicable law. If any excess of interest in such respect is hereby provided for, or shall be adjudicated to be so provided, in any Loan Document or otherwise in connection with this loan transaction, the provisions of this Section shall govern and prevail and neither any Borrower nor the sureties, guarantors, successors, or assigns of any Borrower shall be obligated to pay the excess amount of such interest or any other excess sum paid for the use, forbearance, or detention of sums loaned pursuant hereto. In the event any Bank ever receives, collects, or applies as interest any such sum, such amount which would be in excess of the maximum amount permitted by applicable law shall be applied as a payment and reduction of the principal of the indebtedness; and, if the principal has been paid in full, any remaining excess shall forthwith be paid to the Borrowers. In determining whether or not the interest paid or payable exceeds the Maximum Rate, each Borrower and each Bank shall, to the extent permitted by applicable law, (a) characterize any non-principal payment as an expense, fee, or premium rather than as interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the entire contemplated term of the indebtedness evidenced by the Notes so that interest for the entire term does not exceed the Maximum Rate.

         Sectopm XII.10. Notices. All notices and other communications provided for in this Agreement and the other Loan Documents shall be given in writing and telecopied, mailed by certified mail return receipt requested, or delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof; or, as to any party at such other address as shall be designated by such party in a notice to the other party given in accordance with this Section. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telecopy, subject to telephone confirmation of receipt, or when personally delivered or, in the case of a mailed notice, when duly deposited in the mails, in each case given or addressed as aforesaid; provided, however, notices to any Agent pursuant to Article II shall not be effective until received by such Agent.

         Section XII.11. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND THE APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. ANY ACTION OR PROCEEDING AGAINST EITHER BORROWER UNDER OR IN CONNECTION WITH ANY OF THE LOAN DOCUMENTS MAY BE

BROUGHT IN ANY STATE OR FEDERAL COURT IN DALLAS COUNTY, TEXAS. EACH BORROWER HEREBY IRREVOCABLY (A) SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURTS, AND (B) WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT OR THAT ANY SUCH COURT IS AN INCONVENIENT FORUM. EACH BORROWER AGREES THAT SERVICE OF PROCESS UPON IT MAY BE MADE BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, AT ITS ADDRESS SPECIFIED OR DETERMINED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 12.10. NOTHING HEREIN OR IN ANY OF THE OTHER LOAN DOCUMENTS SHALL AFFECT THE RIGHT OF ANY AGENT OR ANY BANK TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF ANY AGENT OR ANY BANK TO BRING ANY ACTION OR PROCEEDING AGAINST EITHER BORROWER OR WITH RESPECT TO ANY OF ITS PROPERTY IN COURTS IN OTHER JURISDICTIONS.

         Section XII.12. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         Section XII.13. Severability. Any provision of this Agreement held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Agreement and the effect thereof shall be confined to the provision held to be invalid or illegal.

         Section XII.14. Headings. The headings, captions, and arrangements used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

         Section XII.15. Non-Application of Chapter 346 of Texas Finance Code. The provisions of Chapter 346 of the Texas Finance Code (Vernon's Texas Code Annotated) are specifically declared by the parties hereto not to be applicable to this Agreement or any of the other Loan Documents or to the transactions contemplated hereby.

         Sectopm XII.16. Construction. Each Borrower, each Agent and each Bank acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement and the other Loan Documents with its legal counsel and that this Agreement and the other Loan Documents shall be construed as if jointly drafted by the parties hereto.

         Section XII.17. Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default or Event of Default if such action is taken or such condition exists.

         Section XII.18. Confidentiality; Disclosure to Other Persons. For the purposes of this Section 12.18, "Confidential Information" means information delivered to any Agent or any Bank by or on behalf of any Borrower or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by such Agent or Bank as being confidential information of such Borrower or such Subsidiary; provided that such term does not include information that (a) was publicly known or otherwise known to such Agent or Bank prior to the time of such disclosure,
(b) subsequently becomes publicly known through no act or omission by such Agent or Bank or any Person acting on behalf of such Agent or Bank, (c) otherwise becomes known to such Agent or Bank other than through disclosure by any Borrower or any Subsidiary or (d) constitutes financial statements delivered to such Agent or Bank under Section 7.1 that are otherwise publicly available. Each Agent and each Bank will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by such Agent or Bank in good faith to protect confidential information of third parties delivered to such Agent or Bank; provided that any Agent or Bank may deliver or disclose Confidential Information to (i) such Agent's or Bank's directors, officers, employees, agents, attorneys, auditors and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by such Agent's or Bank's Notes), (ii) such Agent's or Bank's financial advisors and other professional advisors who agree or are otherwise bound to hold confidential the Confidential Information substantially in accordance with the terms of this Section 12.18, (iii) any other Agent or Bank,
(iv) any Eligible Assignee to which such Agent or Bank sells or offers to sell one or both of its Notes or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 12.18), (v) any Person from which such Agent or Bank offers to purchase any security of any Borrower (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 12.18, (vi) any federal or state regulatory authority having jurisdiction over such Agent or Bank, (vii) any nationally recognized rating agency that requires access to information (including Confidential Information) about such Agent's or Bank's investment portfolio or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to such Agent or Bank, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which such Agent or Bank is a party or (z) if an Event of Default has occurred and is continuing, to the extent such Agent or Bank may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under such Agent's or Bank's Notes and this Agreement.

         Section XII.19. WAIVER OF JURY TRIAL. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH BORROWER HEREBY IRREVOCABLY AND EXPRESSLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY OR THE ACTIONS OF ANY AGENT OR ANY BANK IN THE NEGOTIATION, ADMINISTRATION, OR ENFORCEMENT THEREOF.

         Section XII.20. NOTICE OF FINAL AGREEMENT. THIS AGREEMENT, THE NOTES, AND THE OTHER LOAN DOCUMENTS REFERRED TO HEREIN REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES HERETO AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES HERETO.

                     [REMAINDER OF PAGE INTENTIONALLY BLANK]





         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                        BORROWERS:

                                        GLOBAL INDUSTRIAL TECHNOLOGIES, INC.



                                        By:
                                           -------------------------------------
                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------



                                        By:
                                           -------------------------------------
                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------



                                        GPX CORP.



                                        By:
                                           -------------------------------------
                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------



                                        Address for Notices:

                                        2121 San Jacinto, Suite 2500
                                        Dallas, Texas  75201
                                        Fax No.             (214) 953-4594
                                        Telephone No.:      (214) 953-4574
                                        Attention:          Mark T. Carter

                                        AGENTS AND BANKS:
                                        ----------------

                                        CHASE BANK OF TEXAS, NATIONAL
                                        ASSOCIATION, as Administrative Agent and as a Bank


Commitment                              By:
                                           -------------------------------------
                                            Mae Kantipong
$85,000,000                                 Vice President

                                        Address for Notices:

                                        2200 Ross Avenue, 3rd Floor
                                        Dallas, Texas   75201
                                        Fax No.:            (214) 965-2044
                                        Telephone No.:      (214) 965-2159
                                        Attention:          Mae Kantipong

                                        THE CHASE MANHATTAN BANK,
                                        as Auction Administration Agent



                                        By:
                                           -------------------------------------
                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------


                                        Address for Notices:

                                        One Chase Manhattan Plaza, 8th Floor
                                        New York, New York 10081
                                        Fax No.:          (212) 552-5627
                                        Telephone No.:    (212) 552-7259
                                        Attention:        Chris Consomer
                                                          Auction Administration

                                        BANK OF AMERICA NATIONAL TRUST AND
                                        SAVINGS ASSOCIATION, as Documentation
                                        Agent and as a Bank



                                        By:
                                           -------------------------------------
                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------



Commitment                              Address for Notices:

$50,000,000                             231 LaSalle Street
                                        Chicago, Illinois   60697
                                        Fax No.:            (312) 987-1276
                                        Telephone No.:      (312) 828-5330
                                        Attention:          Chris Murphy

                                        ABN AMRO BANK N.V.,
                                        as Co-Agent and as a Bank



                                        By:
                                           -------------------------------------
                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------



                                        By:
                                           -------------------------------------
                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------


Commitment                              Address for Notices:

$35,000,000                             Three Riverway, Suite 1700
                                        Houston, Texas   77056
                                        Fax No.:            (713) 961-1699
                                        Telephone No.:      (713) 964-3311
                                        Attention:          Diego Puiggari

                                        PNC BANK, NATIONAL ASSOCIATION



                                        By:
                                           -------------------------------------
                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------



Commitment                              Address for Notices:

$20,000,000                             249 Fifth Avenue
                                        Pittsburgh, Pennsylvania   15222-2707
                                        Fax No.:            (412)762-6484
                                        Telephone No.:      (412) 762-3202
                                        Attention:          Philip K. Liebscher

                                        NATIONAL CITY BANK



                                        By:
                                           -------------------------------------
                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------



Commitment                              Address for Notices:

$15,000,000                             155 East Broad Street
                                        Columbus, Ohio   43215-0033
                                        Fax No.:            (614) 463-6770
                                        Telephone No.:      (614) 463-7298
                                        Attention:          Jeff Hawthorne

                                        THE NORTHERN TRUST CO.



                                        By:
                                           -------------------------------------
                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------



Commitment                              Address for Notices:

$10,000,000                             50 S. LaSalle Street, B-11
                                        Chicago, Illinois   60675
                                        Fax No.:            (312) 444-5055
                                        Telephone No.:      (312) 444-5646
                                        Attention:          Jim Monhart

                               INDEX TO EXHIBITS
                               -----------------

Exhibit             Description of Exhibit                      Section
-------        --------------------------------                 -------

 "A-1"         Form of Committed Note                           1.1, 2.2
 "A-2"         Form of Competitive Note                         1.1, 2.2
 "B-1"         Committed Advance Request                        1.1, 2.5
 "B-2"         Competitive Bid Request                          1.1, 2.6
 "B-3"         Form of Notice to Banks of
                 Competitive Bid Request                        2.6(a)
 "B-4"         Form of Competitive Bid                          2.6(b)
 "C-1"         Extension Request Form                           2.12
 "C-2"         Notice of Extension                              2.12
 "D"           Compliance Certificate                           7.1(c)
 "E-1"         Form of Guaranty Agreement (Subsidiaries)        1.1, 5.1(g)
 "E-2"         Form of Guaranty Agreement (Borrowers)           5.1(i)
 "F"           Contribution and Indemnification Agreement       5.1(h)
 "G"           Matters to be Addressed in Opinion of Counsel    5.1(j)
 "H"           Assignment and Acceptance                        12.6



                              INDEX TO SCHEDULES
                              ------------------

Schedule            Description of Exhibit                      Section
--------       --------------------------------                 -------

   1           Existing Litigation                              6.3
   2           Existing Debt, Contractual Restrictions, Etc.    6.9, 8.1
   3           Subsidiaries                                     6.16
   4           Environmental Matters                            6.18
   5           Existing Liens                                   8.2

                                  SCHEDULE 1

                              Existing Litigation
                              -------------------

                                  SCHEDULE 2

                 Existing Debt, Contractual Restrictions, Etc.
                 ---------------------------------------------

                                  SCHEDULE 3

                                 Subsidiaries
                                 ------------

                                                         Percentage of Voting
                                                        Stock or other interest
     Name of            Jurisdiction of                      owned by the
   Subsidiary            Organization                   Borrower or a Subsidiary
   ----------            ------------                   ------------------------

                                  SCHEDULE 4

                             Environmental Matters
                             ---------------------

                                  SCHEDULE 5

                                Existing Liens
                                --------------

                             REVISION COVER SHEET

                                      to

                               CREDIT AGREEMENT

                                     among

                     GLOBAL INDUSTRIAL TECHNOLOGIES, INC.,
                                   GPX CORP.
                                      and
                  CHASE BANK OF TEXAS, NATIONAL ASSOCIATION,
                           as Administrative Agent,
                        BANK OF AMERICA NATIONAL TRUST
                           AND SAVINGS ASSOCIATION,
                            as Documentation Agent,
                              ABN AMRO BANK N.V.,
                                 as Co-Agent,
                           THE CHASE MANHATTAN BANK,
                       as Auction Administration Agent,
                                      and
                                   THE BANKS

                               Draft of: 8/27/98
                         Marked from Draft of: 8/14/98

                                 REVISION KEY
                                 ------------
Text
----
*        =        Text deleted
Text printed in bold type and double underlined has been added.
================================================================================

THIS RED-LINED DRAFT MAY APPEAR SOMEWHAT DIFFERENT FROM THE ACTUAL REVISED DOCUMENT AND MAY APPEAR IN PLACES TO CONTAIN FORMATTING ERRORS. THIS IS A FUNCTION OF THE AUTOMATIC COMPUTER SOFTWARE PROGRAM AND DOES NOT AFFECT THE REVISED DOCUMENT. IN ADDITION, COMPUTERIZED RED-LINING OF THOSE SECTIONS OF THIS DOCUMENT WITH SUBSTANTIAL REVISIONS MAY CONTAIN INACCURATE DELETION OR ADDITION INDICATIONS DUE TO PROGRAMMING LIMITATIONS; AND THOSE SECTIONS SHOULD BE READ IN THEIR ENTIRETY.
--------------------------------------------------------------------------------

********************************************************************************

                               CREDIT AGREEMENT

                                     among

                     GLOBAL INDUSTRIAL TECHNOLOGIES, INC.,


                                  GPX CORP.,


                  CHASE BANK OF TEXAS, NATIONAL ASSOCIATION,
                           as Administrative Agent,


                        BANK OF AMERICA NATIONAL TRUST
                           AND SAVINGS ASSOCIATION,
                            as Documentation Agent,


                              ABN AMRO BANK N.V.,
                                 as Co-Agent,


                           THE CHASE MANHATTAN BANK,
                       as Auction Administration Agent,

                                      and

                            THE BANKS PARTY HERETO




                          Dated as of August 31, 1998

********************************************************************************

                               TABLE OF CONTENTS

                                                                            Page


ARTICLE I - Definitions...................................................     1
Section 1.1.   Definitions................................................     1
Section 1.2.   Other Definitional Provisions..............................    18
Section 1.3.   Accounting Principles, Terms and Determinations............    18

ARTICLE II - Advances.....................................................    19
Section 2.1.   Commitments................................................    19
Section 2.2.   Notes......................................................    19
Section 2.3.   Repayment of Advances......................................    20
Section 2.4.   Interest...................................................    20
Section 2.5.   Committed Borrowing Procedure..............................    21
Section 2.6.   Competitive Bid Procedure..................................    21
Section 2.7.   Refinancings; Conversions and Continuations................    24
Section 2.8.   Use of Proceeds............................................    26
Section 2.9.   Commitment Fee.............................................    26
Section 2.10.  Reduction or Termination of Total Commitment...............    26
Section 2.11.  Administrative Fee.........................................    26
Section 2.12.  Extension of Termination Date..............................    26
Section 2.13.  Nature of Obligations......................................    27

ARTICLE III - Payments....................................................    27
Section 3.1.   Method of Payment..........................................    27
Section 3.2.   Voluntary Prepayment.......................................    28
Section 3.3.   Pro Rata Treatment.........................................    28
Section 3.4.   Non-Receipt of Funds by the Administrative Agent...........    28
Section 3.5.   Withholding Taxes..........................................    29
Section 3.6.   Withholding Tax Exemption..................................    29

ARTICLE IV - Yield Protection; Limitations on Advances; Capital Adequacy..    30
Section 4.1.   Additional Costs...........................................    30
Section 4.2.   Limitation on Types of Advances............................    31
Section 4.3.   Illegality.................................................    32
Section 4.4.   Substitute Floating Rate Advances..........................    32
Section 4.5.   Compensation...............................................    33
Section 4.6.   Capital Adequacy...........................................    33

ARTICLE V - Conditions Precedent..........................................    34
Section 5.1.   Initial Extension of Credit................................    34
Section 5.2.   All Extensions of Credit...................................    35

ARTICLE VI - Representations and Warranties...............................    36
Section 6.1.   Corporation Organization and Authority.....................    36
Section 6.2.   Financial Statements.......................................    37
Section 6.3.   Actions Pending............................................    37
Section 6.4.   Outstanding Debt...........................................    38
Section 6.5.   Title to Properties........................................    38
Section 6.6.   Patent, Trademarks, Licenses, etc..........................    38
Section 6.7.   Taxes......................................................    38
Section 6.8.   Compliance with Law........................................    39
Section 6.9.   Conflicting Agreements and Other Matters...................    39
Section 6.10.  Use of Proceeds............................................    39
Section 6.11.  ERISA......................................................    40
Section 6.12.  Certain Laws...............................................    40
Section 6.13.  Governmental Consent.......................................    40
Section 6.14.  Disclosure.................................................    40
Section 6.15.  Enforceability.............................................    41
Section 6.16.  Subsidiaries...............................................    41
Section 6.17.  Compliance With Agreements.................................    41
Section 6.18.  Environmental Matters......................................    42
Section 6.19.  Solvency...................................................    42
Section 6.20.  Year 2000 Compliance.......................................    42

ARTICLE VII - Affirmative Covenants.......................................    43
Section 7.1.   Reporting Requirements.....................................    43
Section 7.2.   Inspection of Property and Corporate Books and Records.....    45
Section 7.3.   Covenant to Secure Notes Equally...........................    45
Section 7.4.   Compliance with Laws.......................................    46
Section 7.5.   Corporate Existence........................................    46
Section 7.6.   Insurance..................................................    46
Section 7.7.   Taxes and Claims...........................................    46
Section 7.8.   Maintenance................................................    46
Section 7.9.   Keeping Books and Records..................................    46
Section 7.10.  Compliance With Agreements.................................    46
Section 7.11.  Further Assurances.........................................    46

ARTICLE VIII - Negative Covenants.........................................    47
Section 8.1.   Subsidiary Debt............................................    47
Section 8.2.   Limitation on Liens........................................    48

                               TABLE OF CONTENTS
                                  (continued)

                                                                            Page
                                                                            ----

Section 8.3.   Asset Dispositions.........................................    49
Section 8.4.   Merger and Consolidations..................................    50
Section 8.5.   Acquisitions...............................................    51
Section 8.6.   Transactions with Affiliates...............................    51
Section 8.7.   Restricted Payments........................................    51
Section 8.8.   Nature of Business.........................................    52
Section 8.9.   Restricted Investments.....................................    52

ARTICLE IX - Financial Covenants..........................................    52
Section 9.1.   Minimum Consolidated Net Worth.............................    52
Section 9.2.   Interest Coverage Ratio....................................    53
Section 9.3.   Funded Debt/EBITDA Ratio...................................    53
Section 9.4.   Capital Expenditures.......................................    53

ARTICLE X - Default.......................................................    53
Section 10.1.  Events of Default..........................................    53
Section 10.2.  Remedies Upon Default......................................    56
Section 10.3.  Performance by the Administrative Agent....................    56
Section 10.4.  Setoff.....................................................    56

ARTICLE XI - The Agents...................................................    57
Section 11.1.  Appointment, Powers and Immunities.........................    57
Section 11.2.  Rights of Agents as Banks..................................    58
Section 11.3.  Sharing of Payments, Etc...................................    59
Section 11.4.  INDEMNIFICATION............................................    59
Section 11.5.  Independent Credit Decisions...............................    60
Section 11.6.  Several Commitments........................................    60
Section 11.7.  Successor Administrative Agent.............................    60
Section 11.8.  Successor Auction Administration Agent.....................    61
Section 11.9.  Effect on Borrowers........................................    61

ARTICLE XII - Miscellaneous...............................................    61
Section 12.1.  Expenses...................................................    61
Section 12.2.  INDEMNIFICATION............................................    62
Section 12.3.  Limitation of Liability....................................    63
Section 12.4.  No Fiduciary Relationship..................................    63
Section 12.5.  No Waiver; Cumulative Remedies.............................    63
Section 12.6.  Successors and Assigns.....................................    63
Section 12.7.  Survival...................................................    66

                               TABLE OF CONTENTS
                                  (continued)

                                                                            Page
                                                                            ----

Section 12.8.  Amendments, Etc............................................    66
Section 12.9.  Maximum Interest Rate......................................    67
Section 12.10. Notices....................................................    67
Section 12.11. GOVERNING LAW; VENUE; SERVICE OF PROCESS...................    68
Section 12.12. Counterparts...............................................    68
Section 12.13. Severability...............................................    68
Section 12.14. Headings...................................................    68
Section 12.15. Non-Application of Chapter 346 of Texas Finance Code.......    68
Section 12.16. Construction...............................................    69
Section 12.17. Independence of Covenants..................................    69
Section 12.18. Confidentiality; Disclosure to Other Persons...............    69
Section 12.19. WAIVER OF JURY TRIAL.......................................    70
Section 12.20. NOTICE OF FINAL AGREEMENT..................................    70